EXECUTION COPY 03/02/98


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                          VISHAY INTERTECHNOLOGY, INC.

                      SHORT TERM REVOLVING CREDIT AGREEMENT

                            DATED AS OF MARCH 2, 1998

                                 COMERICA BANK,
                             AS ADMINISTRATIVE AGENT

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                              AS SYNDICATION AGENT

                                       AND

                        CREDIT LYONNAIS NEW YORK BRANCH,
                             AS DOCUMENTATION AGENT

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                                TABLE OF CONTENTS
                                                                                                                       Page

         1.       DEFINITIONS.............................................................................................1

         2.       REVOLVING CREDIT.......................................................................................22

                  2.1      Commitment....................................................................................22
                  2.2      Accrual of Interest and Maturity; Evidence of Indebtedness....................................22
                  2.3      Requests for and Refundings and Conversions of Advances.......................................23
                  2.4      Disbursement of Advances......................................................................26
                  2.5      Reserved......................................................................................27
                  2.6      Prime-based Interest Payments.................................................................27
                  2.7      Eurocurrency-based Interest Payments..........................................................28
                  2.8      Interest Payments on Conversions..............................................................28
                  2.9      Interest on Default...........................................................................28
                  2.10     Prepayment....................................................................................28
                  2.11     Determination, Denomination and Redenomination of Alternative
                           Currency Advances.............................................................................29
                  2.12     Prime-based Advance in Absence of Election or Upon Default....................................29
                  2.13     Revolving Credit Facility Fee.................................................................30
                  2.14     Currency Appreciation; Mandatory Reduction of Indebtedness....................................30
                  2.15     Optional Reduction or Termination of Revolving Credit Aggregate
                           Commitment....................................................................................31
                  2.16     Extensions of Revolving Credit Maturity Date..................................................32
                  2.17     Application of Advances.......................................................................33

         3.       Reserved...............................................................................................33

         4.       MARGIN ADJUSTMENTS.....................................................................................33

                  4.1      Margin Adjustments............................................................................33

         5.       CONDITIONS.............................................................................................34

                  5.1      Execution of this Agreement and the other Loan Documents......................................34
                  5.2      Corporate Authority...........................................................................34
                  5.3      Company Guaranty..............................................................................34
                  5.4      Subsidiary Guaranties.........................................................................34
                  5.5      Stock Pledge of Shares Issued by Significant Subsidiaries.....................................34
                  5.6      Representations and Warranties -- All Parties.................................................35
                  5.7      Compliance with Certain Documents and Agreements..............................................35
                  5.8      Opinion of Counsel............................................................................35
                  5.9      Company's Certificate.........................................................................35
                  5.10     Payment of Agent's and Other Fees.............................................................35


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                                TABLE OF CONTENTS
                                   (Continued)
                                                                                                                       Page

                  5.11     Long Term Revolving Credit Agreement..........................................................36
                  5.12     Outstanding Indebtedness Terminated...........................................................36
                  5.13     TEMIC Acquisition.............................................................................36
                  5.14     Regulation U Requirements.....................................................................36
                  5.15     Other Documents and Instruments...............................................................36
                  5.16     Continuing Conditions.........................................................................36

         6.       REPRESENTATIONS AND WARRANTIES.........................................................................37

                  6.1      Corporate Existence...........................................................................37
                  6.2      Due Authorization - Company...................................................................37
                  6.3      Due Authorization -- Subsidiaries.............................................................37
                  6.4      Title to Material Property....................................................................38
                  6.5      Encumbrances..................................................................................38
                  6.6      Subsidiaries..................................................................................38
                  6.7      Taxes.........................................................................................38
                  6.8      No Defaults...................................................................................38
                  6.9      Compliance with Laws..........................................................................38
                  6.10     Enforceability of Agreement and Loan Documents................................................39
                  6.11     Non-contravention -- Company..................................................................39
                  6.12     Non-contravention -- Other Parties............................................................39
                  6.13     No Litigation -- Company......................................................................39
                  6.14     No Litigation -- Other Parties................................................................40
                  6.15     Consents, Approvals and Filings, Etc..........................................................40
                  6.16     Agreements Affecting Financial Condition......................................................40
                  6.17     No Investment Company; No Margin Stock........................................................41
                  6.18     ERISA.........................................................................................41
                  6.19     Environmental Matters and Safety Matters......................................................41
                  6.20     Accuracy of Information.......................................................................42

         7.       AFFIRMATIVE COVENANTS..................................................................................43

                  7.1      Preservation of Existence, Etc................................................................43
                  7.2      Keeping of Books..............................................................................43
                  7.3      Reporting Requirements........................................................................43
                  7.4      Tangible Net Worth............................................................................45
                  7.5      Leverage Ratio................................................................................45
                  7.6      Fixed Charge Coverage Ratio...................................................................45
                  7.7      Inspections...................................................................................45
                  7.8      Taxes.........................................................................................45
                  7.9      Further Assurances............................................................................46


                                     - ii -


                                TABLE OF CONTENTS
                                   (Continued)
                                                                                                                       Page

                  7.10     Insurance.....................................................................................46
                  7.11     Indemnification...............................................................................46
                  7.12     Governmental and Other Approvals..............................................................46
                  7.13     Compliance with Contractual Obligations and Laws..............................................47
                  7.14     ERISA.........................................................................................47
                  7.15     Environmental Matters.........................................................................48
                  7.16     Post-Closing Pledges and Guaranties; Future Subsidiaries......................................49
                  7.17     Foreign Subsidiaries Security.................................................................50
                  7.18     Reserved......................................................................................50
                  7.19     German Drop Down..............................................................................50
                  7.20     Vishay Israel.................................................................................50
                  7.21     Use of Proceeds...............................................................................51

         8.       NEGATIVE COVENANTS.....................................................................................51

                  8.1      Capital Structure, Business Objects or Purpose................................................51
                  8.2      Limitations on Fundamental Changes............................................................51
                  8.3      Guaranties....................................................................................52
                  8.4      Debt..........................................................................................52
                  8.5      Liens.........................................................................................54
                  8.6      Dividends.....................................................................................54
                  8.7      Investments...................................................................................54
                  8.8      Accounts Receivable...........................................................................56
                  8.9      Transactions with Affiliates..................................................................56
                  8.10     Operations of Vishay Israel...................................................................56
                  8.11     Prohibition Against Certain Restrictions......................................................56
                  8.12     Amendment of the TEMIC Acquisition Agreement or Lite-On Documents.............................56

         9.       DEFAULTS...............................................................................................57

                  9.1      Events of Default.............................................................................57
                  9.2      Exercise of Remedies..........................................................................59
                  9.3      Rights Cumulative.............................................................................59
                  9.4      Waiver by Company and Permitted Borrowers of Certain Laws; JURY
                           WAIVER........................................................................................59
                  9.5      Waiver of Defaults............................................................................60
                  9.6      Cross-Default.................................................................................60


                                     - iii -


                                TABLE OF CONTENTS
                                   (Continued)
                                                                                                                       Page

         10.      PAYMENTS, RECOVERIES AND COLLECTIONS...................................................................60

                  10.1     Payment Procedure.............................................................................60
                  10.2     Application of Proceeds.......................................................................62
                  10.3     Pro-rata Recovery.............................................................................62
                  10.4     Set Off.......................................................................................62

         11.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.......................................................63

                  11.1     Reimbursement of Prepayment Costs.............................................................63
                  11.2     Eurocurrency Lending Office...................................................................64
                  11.3     Availability of Alternative Currency..........................................................64
                  11.4     Refunding Advances in Same Currency...........................................................64
                  11.5     Circumstances Affecting Eurocurrency-based Rate Availability..................................64
                  11.6     Laws Affecting Eurocurrency-based Advance Availability........................................65
                  11.7     Increased Cost of Eurocurrency-based Advances.................................................65
                  11.8     Indemnity.....................................................................................66
                  11.9     Judgment Currency.............................................................................67
                  11.10    Capital Adequacy and Other Increased Costs....................................................67
                  11.11    Substitution of Lenders.......................................................................68

         12.      AGENTS.................................................................................................68

                  12.1     Appointment of Agent..........................................................................68
                  12.2     Deposit Account with Agent....................................................................69
                  12.3     Exculpatory Provisions........................................................................69
                  12.4     Successor Agent...............................................................................69
                  12.5     Loans by Agents...............................................................................69
                  12.6     Credit Decisions..............................................................................70
                  12.7     Notices by Agent..............................................................................70
                  12.8     Agent's Fees..................................................................................70
                  12.9     Nature of Agency..............................................................................70
                  12.10    Authority of Agent to Enforce This Agreement..................................................70
                  12.11    Indemnification...............................................................................71
                  12.12    Knowledge of Default..........................................................................71
                  12.13    Agent's Authorization; Action by Lenders......................................................71
                  12.14    Enforcement Actions by the Agent..............................................................71
                  12.15    Managers and Lead Managers....................................................................72


                                     - iv -


                                TABLE OF CONTENTS
                                   (Continued)
                                                                                                                       Page

         13.      MISCELLANEOUS..........................................................................................72

                  13.1     Accounting Principles.........................................................................72
                  13.2     Consent to Jurisdiction.......................................................................72
                  13.3     Law of Michigan...............................................................................73
                  13.4     Interest......................................................................................73
                  13.5     Closing Costs; Other Costs....................................................................73
                  13.6     Notices.......................................................................................74
                  13.7     Further Action................................................................................74
                  13.8     Successors and Assigns; Assignments and Participations........................................74
                  13.9     Indulgence....................................................................................77
                  13.10    Counterparts..................................................................................77
                  13.11    Amendment and Waiver..........................................................................77
                  13.12    Taxes and Fees................................................................................78
                  13.13    Confidentiality...............................................................................78
                  13.14    Withholding Taxes.............................................................................78
                  13.15    ERISA Restrictions............................................................................79
                  13.16    Effective Date................................................................................80
                  13.17    Severability..................................................................................80
                  13.18    Table of Contents and Headings; Construction of Certain Provisions............................81
                  13.19    Independence of Covenants.....................................................................81
                  13.20    Reliance on and Survival of Various Provisions................................................81
                  13.21    Complete Agreement............................................................................81


                                      - v -



                                TABLE OF CONTENTS
                                   (Continued)

SCHEDULES

         Schedule 1.1         -     Percentages and Allowances
         Schedule 1.3         -     TEMIC Parties
         Schedule 1.5         -     TEMIC Subsidiaries
         Schedule 1.6         -     Permitted Borrower Sublimit
         Schedule 1.7         -     Stock Option Plans
         Schedule 4.1         -     Pricing Matrix
         Schedule 5.5         -     Subsidiaries
         Schedule 6.6         -     Subsidiaries
         Schedule 6.6A        -     Significant Subsidiaries to be Guarantors
         Schedule 6.6B        -     Significant Subsidiaries whose Share Capital to be Pledged
         Schedule 6.13        -     Litigation - Company
         Schedule 6.14        -     Litigation - Other Parties
         Schedule 7.15        -     Environmental Auditors
         Schedule 7.16        -     Post Closing Pledges and Guaranties
         Schedule 8.3         -     Guaranties of Indebtedness
         Schedule 8.5         -     Existing Liens
         Schedule 8.7         -     Existing Investments



EXHIBITS

         FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE.....................................................................A
         FORM OF REVOLVING CREDIT NOTE -- COMPANY.......................................................................B-1
         FORM OF REVOLVING CREDIT NOTE -- PERMITTED BORROWERS...........................................................B-2
         RESERVED.........................................................................................................C
         FORM OF COMPLIANCE CERTIFICATE...................................................................................D
         FORM OF ASSIGNMENT AGREEMENT.....................................................................................E
         RESERVED.........................................................................................................F
         FORM OF VISHAY GUARANTY........................................................................................G-1
         FORM OF DOMESTIC GUARANTY......................................................................................G-2
         FORM OF PERMITTED FOREIGN BORROWERS GUARANTY...................................................................G-3
         FORM OF PERMITTED BORROWER ADDENDUM..............................................................................H

                      SHORT TERM REVOLVING CREDIT AGREEMENT

         THIS SHORT TERM REVOLVING CREDIT AGREEMENT ("Agreement") is made as of the 2nd day of March, 1998 by and among the Lenders signatory hereto (individually, "Lender", and collectively "Lenders"), Comerica Bank, as administrative agent for the Lenders (in such capacity, "Agent"), Vishay Intertechnology, Inc., a Delaware corporation ("Company") and the Permitted Borrowers (as defined below) from time to time signatory hereto.

         RECITALS:

         A. Company has requested that the Lenders extend to it and to the Permitted Borrowers credit in the aggregate amount of up to Two Hundred Seventy Five Million Dollars ($275,000,000) consisting of the Revolving Credit (as defined below), on the terms and conditions set forth herein.

         B. The Lenders are prepared to extend such credit, as aforesaid, but only on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, COMPANY, PERMITTED BORROWERS, AGENT, AND THE LENDERS AGREE:

         1.   DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company or by a Permitted Borrower, and made by Lenders under
Section 2.1 of this Agreement, as the case may be (including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof) and shall include, as applicable, a Eurocurrency-based Advance, and a Prime-based Advance.

         "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" shall mean Comerica Bank, a Michigan banking corporation, acting as administrative agent hereunder or any successor administrative agent appointed in accordance with Section 12.4 hereof.

         "Agents" shall mean Agent and Syndication Agent.

         "Agent's Correspondent" shall mean for Advances in eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States); for Advances in other Alternative Currencies, at such bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Lenders.

         "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Alternative Currency" shall mean each of the following currencies, as applicable hereunder: French Francs ("FF"), Japanese Yen ("(Y)"), Deutsche Marks ("DM"), British Pounds Sterling ("Sterling") and, subject to availability and to the terms and conditions of this Agreement, such other freely convertible foreign currencies (which, when referred to herein or in any of the Loan Documents, shall be referred to using the currency codes in effect from time to time under ISO International Standard 4217, or any such successor publication or standard) as requested by the Company or the Permitted Borrowers and acceptable to Agent and the Lenders, in their reasonable discretion.

         "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 4.1.

         "Applicable Interest Rate" shall mean the Eurocurrency-based Rate and the Prime-based Rate as selected by Company or a Permitted Borrower from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 4.1.

         "Assignment  Agreement" shall have the meaning ascribed to such term in
Section 13.8(c) hereof.

         "Authorized Officer" shall mean the Vice Chairman, Director of Corporate Treasury, CFO, or the Director Corporate Controller of the Company or any applicable Subsidiary, as the case may be, or any person otherwise designated by the Company or such Subsidiary, as the case may be, as having the authority to act for the Company or such Subsidiary in the particular instance.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Dallas, Detroit, London, New

York and (except with respect to any Prime-based Advances) Frankfurt am Main, and if funds are to be paid or made available in any Alternative Currency, on such day in the place where such funds are to be paid or made available.

         "Capital Expenditures" shall mean, without duplication, any amounts paid or accrued for a period in respect of any purchase or other acquisition for value of fixed or capital assets net of the cash proceeds of any grant received during such period by the Company or any of its Subsidiaries from the government of Israel (or any agency or political subdivision thereof) under the Israeli Capital Investment Act, up to the aggregate amount of capital additions in Israel during such period; provided that, in no event shall Capital Expenditures include amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with GAAP).

         "Closing Fee" shall mean that certain fee payable to the Lenders in connection with the execution and delivery of the Loan Agreements in the amounts (based on final allocations) set forth in the letter supplementing the Offering Memorandum.

         "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise.

         "Company" is defined in the Preamble.

         "Company Guaranty" shall mean that certain amended and restated guaranty of all of the Indebtedness outstanding from the Permitted Borrowers, executed and delivered by the Company to the Agent, on behalf of the Lenders, in the form annexed hereto as Exhibit G-1, as of the date hereof, as amended or otherwise modified from time to time.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries mean the accounts of Company and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP, applied on a consistent basis and consistent with the financial statements, if any, as at and for the fiscal year ended December 31, 1997.

         "Consolidated EBITDA" shall mean the Net Income of the Company and its Consolidated Subsidiaries for any period adjusted (A) to include the Net Income of any Person accrued during such period but prior to the date it became a Subsidiary of the Company or is merged into or consolidated with the Company and (B) to exclude, without duplication, the following items of income or expense to the extent that such items are included in the calculation of such Net Income all on a Consolidated basis (adjusted as set forth in clause (A) hereof): (a) Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits,
(h) any gain or loss associated with the sale or write-down of assets, (i) any gain or loss from or attributable to minority interests and (j) any gain or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Company or any Subsidiary by the entity accounted for by the equity method of accounting).

         "Counsel's  Memorandum"  is defined in the  definition  of German  Drop
Down.

         "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent, substantially in the form attached hereto as Exhibit D, as such exhibit may be amended or otherwise modified from time to time by the Required Lenders, and certified by the chief financial officer of the Company pursuant to Section 7.3(c), hereof, for the purpose of monitoring the Company's and each Permitted Borrower's compliance herewith and to notify the Lenders of the acquisition or creation of new Subsidiaries.

         "Current Dollar Equivalent" shall mean, as of any applicable date of determination, with respect to any Advance made, issued or carried in an Alternative Currency, the amount of Dollars which is equivalent to the then outstanding principal amount of such Advance at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency for delivery at approximately 11:00 A.M. (Detroit time) two (2) Business Days after such date. Alternative Currency equivalents of Advances in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dale Electronics" shall mean Dale Electronics, Inc., a Delaware corporation and a Subsidiary of the Company.

         "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities on a balance sheet and/or in accompanying footnotes in accordance with GAAP.

         "Default" shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "DM Loan Agreement" shall mean that certain Amended and Restated Vishay Electronic/VBG DM 40,000,000 Revolving Credit and DM 9,506,000 Term Loan Agreement, dated as of July 18, 1994, among Vishay Europe (then known as Vishay Beteiligungs GmbH), certain financial institutions and Agent, as amended.

         "Dollar Amount" shall mean (i) with respect to each Advance made, issued or carried (or to be made, issued or carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance made, issued or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Advance at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 A.M. (Detroit time) two (2) Business Days before such Advance is made or issued (or to be made or issued), as such Dollar Amount may be adjusted from time to time pursuant to
Section 2.11 hereof. When used with respect to any Alternative Currency portion of an Advance being repaid or remaining outstanding at any time or with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance, or the amount so expressed in such Alternative Currency, at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time. Alternative Currency amounts of Advances made, carried or expressed in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic    Advance"   shall   mean   any   Advance   other   than   a
Eurocurrency-based Advance or any other Advance denominated in an Alternative Currency.

         "Domestic Guaranty" shall mean that certain guaranty of all Indebtedness outstanding from the Company and the Permitted Borrowers, executed and delivered (or to be executed and delivered) by each of the Significant Domestic Subsidiaries (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Lenders, in the form annexed hereto as Exhibit G-2, as amended from time to time.

         "Domestic Permitted Borrower" shall mean any Permitted Borrower which is a Domestic Subsidiary.

         "Domestic Subsidiary" shall mean any Subsidiaries of the Company incorporated under the laws of the United States of America, or any state, territory, possession or other political subdivision thereof which is a domestic Subsidiary for purposes of Section 956 of the Internal Revenue Code; and "Domestic Subsidiaries" shall mean any or all of them.

         "EBITDA" shall mean, of any Person, for any period, the Net Income of such Person for such period adjusted to exclude, without duplication, the following items of income or expense to the extent that such items are included in the calculation of such Net Income: (a) Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense,
(e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits,
(h) any gain or loss associated with the sale or write-down of assets, (i) any gain or loss from or attributable to minority interests and (j) any gain or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to such Person or any Subsidiary of such Person by the entity accounted for by the equity method of accounting).

         "Effective Date" shall mean the date on which all of the conditions precedent set forth in Sections 5.1 through 5.15 hereof have been satisfied.

         "Environmental Auditors" shall mean, when selected or retained by the Company or the Agents, as the case may be hereunder, such counsel, engineering or testing firms or other experienced, reputable environmental consultants reasonably acceptable to the Required Lenders.

         "Environmental Audits" shall mean those environmental audits conducted in connection with the TEMIC Acquisition and set forth on Schedule 7.15 hereto.

         "Equity Offering" shall mean the issuance and sale for cash, on or after the date hereof, by Company or any of its Subsidiaries of additional capital stock or other equity interests.

         "Equity Offering Adjustment" shall mean that amount to be added to the minimum Tangible Net Worth required to be maintained under Section 7.4 hereof consisting of an amount equal to seventy-five percent (75%) of each Equity Offering conducted by the Company or any of its Subsidiaries, net of costs of issuance, on and after January 1, 1998, on a cumulative basis.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code, and the regulations in effect from time to time thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and would be treated as a single employer under Section 414 of the Internal Revenue Code.

         "Eurocurrency Rate" shall mean with respect to each Eurocurrency-based Advance carried in any Alternative Currency (and each Eurocurrency-Interest Period pertaining thereto) the per annum interest rate determined by the Agent to be the offered rate for deposits in such currency with a term comparable to such Interest Period that appears on the applicable Telerate Page at approximately 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate for any such currency does not appear on a Telerate Page, "Eurocurrency Rate" shall mean, with respect to each such Advance denominated in such currency, the per annum interest rate at which deposits in the relevant currency are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant
Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period.

         "Eurocurrency-based   Advance"  shall  mean  any  Advance  which  bears
interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of the Applicable Margin (subject, if applicable, to adjustment under Section 4.1 hereof), plus the quotient of:

              (A) (a) in the case of Eurocurrency-based Advances carried in Dollars, the Eurodollar Rate, or

                     (b) in the case of Eurocurrency-based Advances carried in an Alternative Currency, the Eurocurrency Rate,

         divided by

              (B) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on 'Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, all as conclusively determined by the Agent (absent manifest error), such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Eurocurrency-Interest Period" shall mean an interest period of one, two, three or six months (or any lesser or greater number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Lenders) as selected by Company or such Permitted Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3 or 2.5 hereof, as the case may be.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company, the Permitted Borrowers and the Lenders and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and Agent.

         "Eurodollar Rate" shall mean with respect to each Eurocurrency-based Advance carried in Dollars (and each Eurocurrency-Interest Period pertaining thereto) the per annum interest rate at which deposits in dollars are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period.

         "Event of Default"  shall mean any of the events  specified  in Section
9.1 hereof.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean the fee letter in effect from time to time among Company and the Agent hereunder, as amended from time to time.

         "Fees" shall mean the Agent's Fees, the Closing Fee, the Revolving Credit Facility Fee, the Syndication Fee and the other fees and charges payable hereunder.

         "Fixed Charge Coverage Ratio" shall mean, with respect to the Company and its Consolidated Subsidiaries, as of any date of determination, a ratio, (i) the numerator of which shall be equal to Consolidated EBITDA for the preceding four fiscal quarters ending on the date of determination, minus Capital Expenditures during such period and (ii) the denominator of which shall be the Interest Expense of the Company and its Consolidated Subsidiaries for such period, in each case determined in accordance with GAAP.

         "Foreign Subsidiary" shall mean any of the Company's Subsidiaries, other than a Domestic Subsidiary; and "Foreign Subsidiaries" shall mean any or all of them.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

         "German Drop Down" shall mean the completion of the "drop down" procedure outlined in the memorandum of Company's German counsel dated February 24, 1998 ("Counsel's Memorandum") and in Schedule 1.5 hereto with respect to the IC Business, the Discrete Business (as defined in Counsel's Memorandum) and the other TEMIC Foreign Subsidiaries, as confirmed by an opinion of Company's German Counsel.

         "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

         "Guaranty Obligation" shall mean each and any guaranty or other guaranty obligation by the Company or any Subsidiary of the Debt of any other Person (excluding endorsements of instruments for deposit or collection in the ordinary course of business), including without limitation any and all agreements, contingent or otherwise to support the obligation of such other Person, whether or not denominated as a guaranty, any letter of credit reimbursement obligations and any other agreement or undertaking which would constitute a guaranty for purposes of GAAP.

         "Guaranties" shall mean the Company Guaranty and the Domestic Guaranty and "Guaranty" shall mean each or all of them.

         "Guarantor(s)" shall mean each Significant Subsidiary which is required by the Lenders to guarantee the obligations of the Company and/or the Permitted Borrowers hereunder and under the other Loan Documents.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Material on or about any facilities owned, leased or operated by Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to Hazardous Material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "Hedging Obligation(s)" shall mean Interest Rate Protection Agreements and any foreign currency exchange agreements (including without limitation foreign currency hedges and swaps) or other foreign exchange transactions, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender to manage existing or anticipated foreign exchange risk and not for speculative purposes.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement in its entirety and not to any particular paragraph or provision of this Agreement.

         "IC Business" shall mean that portion of the Temic Semiconductor Business involving the design, marketing and manufacturing of integrated circuits, including "Communication ICs", "Automotive ICs", "MDPs" and "Asics" but not "Power ICs" (as such terms are understood in the industry), as conducted through TEMIC Semiconductor GmbH and its direct and indirect subsidiaries, acquired by Company pursuant to the TEMIC Acquisition.

         "IC Adjustment" shall mean the adjustment to the Tangible Net Worth floor required to be maintained under Section 7.4 hereof determined (in accordance with GAAP) as of the last day of the fiscal quarter in which the IC Transfer shall occur in the amount of the change in Tangible Net Worth (whether positive or negative) which results from such sale, such that if, as a result of the IC Transfer, the Tangible Net Worth shall increase, the amount of said increase shall be added to the Tangible Net Worth required to be maintained hereunder and if the Tangible Net Worth shall decrease as a result of such transfer, the amount of Tangible Net Worth required to be maintained hereunder shall be decreased by such amount.

         "IC Transfer" shall mean the transfer of the IC Business (pursuant to the German Drop Down or otherwise) for aggregate consideration paid in cash or by the assumption of Debt existing on the date of the transfer (and not incurred in contemplation thereof) in an amount not less than $110,000,000 (or the equivalent thereof in an Alternative Currency) or, in the case of a transfer of any part of the IC Business, the pro rata portion of such sum based on the value of the part so transferred, as reasonably determined by the Company, such consideration to be received on or before the effective date of such transfer and otherwise on reasonable or customary terms for sales of comparable property or assets, as determined by Company in its reasonable discretion.

         "Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company or any of the Permitted Borrowers to the Lenders (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by the Company, any of the Permitted Borrowers or any of the Subsidiaries to, or acquired by, the Lenders (or any of them) or by Agent, and all net obligations with respect to Hedging Obligations entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.

         "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by the Company or any Subsidiary to another Subsidiary, provided that each such loan or advance is subordinated in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Required Lenders.

         "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by the Company or any Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another Subsidiary.

         "Intercompany Notes" shall mean the promissory notes issued or to be issued by any Subsidiary to Company or to any Significant Domestic Subsidiary to evidence an Intercompany Loan.

         "Interest Expense" shall mean, for any Person and with respect to any period, the sum of the amount of interest paid or accrued in respect of such period, determined in accordance with GAAP.

         "Interest Period" shall mean a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3 hereof, as the case may be; provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and (ii) when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period shall extend beyond the Revolving Credit Maturity Date.

         "Interest Rate Protection Agreement(s)" shall mean any interest rate, swap, cap, floor, collar, forward rate agreement or other rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into by Company or any of its Subsidiaries to manage existing or anticipated interest rate risk and not for speculative purposes.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Investment" shall mean any loan or advance by Company or any of its Subsidiaries to, or any other loan, advance or investment by Company or any of its Subsidiaries in, any Person (including without limitation, any Subsidiary of Company), without offset, reduction or other adjustment, whether such loan, advance or investment shall be in the nature of an investment in shares of stock or other capital or securities, general or limited partnership, limited liability company or joint venture interests, evidences of indebtedness or otherwise.

         "Joinder Agreement" shall mean a joinder agreement in the form attached as Exhibit A to the form of the Domestic Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 7.16 of this Agreement.

         "Joint Venture" shall mean any corporation, partnership, association, joint stock company, limited liability company, partnership, business trust or other combined enterprise, other than a Subsidiary, in which (or to which) the Company or any of its Subsidiaries has made a loan, investment or advance or has an ownership stake or interest, whether in the nature of Share Capital or otherwise (but expressly excluding Permitted Investments) to fund a business enterprise.

         "Lender(s)" shall mean each of the Lenders signatory hereto and any assignee which becomes a Lender pursuant to Section 13.8(c) hereof.

         "Leverage Ratio" shall mean, as of any date of determination, with respect to the Company and its Consolidated Subsidiaries, the ratio of (a) Total Indebtedness as of such day to (b) Consolidated EBITDA for the four consecutive fiscal quarters then ending.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract.

         "Lite-On Documents" shall mean the Lite-On Joint Venture Agreement, the Stock Purchase Agreement dated as of April 25,1997 by and among the Company and the shareholders of LPSC, the Stock Appreciation Right Agreement dated as of July 17, 1997 by and between the Company and Lite-On Joint Venture, and such other material agreements as entered among such parties (or their affiliates) pursuant thereto or in connection therewith, each as amended (subject to the terms hereof) from time to time.

         "Lite-On Joint Venture Agreement" shall mean the Joint Venture Agreement dated as of April 25, 1997 by and between the Company and Lite-On Joint Venture, a company formed under the laws of Taiwan, relating to the acquisition by the Company of LPSC, as amended (subject to the terms hereof), from time to time.

         "Loan Agreements" shall mean this Agreement and the Long Term Revolving Credit Agreement.

         "Loan Documents" shall mean collectively, this Agreement, the Guaranties, the Pledge Agreements, Hedging Obligations entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender, and any other documents, instruments or agreements executed pursuant to or in connection with any such document, or this Agreement as such documents may be amended or otherwise modified from time to time.

         "Long Term Revolving Credit Agreement" shall mean that certain Long Term Revolving Credit Agreement dated as of the date hereof among the Company, the Permitted Borrowers, certain financial institutions and the Agent, as amended or otherwise modified from time to time.

         "LPSC" shall mean Lite-On Power Semiconductor Corporation, a company formed under the laws of Taiwan.

         "Multiemployer Plan" shall mean any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

         "Net Income" shall mean the net income (or loss) of a Person for any period determined in accordance with GAAP.

         "Net Income Adjustment" shall mean that amount to be added to the minimum Tangible Net Worth required to be maintained under Section 7.4 hereof consisting of fifty percent (50%) of Company's Consolidated Net Income for each of the Company's fiscal quarters ending after March 31, 1998 (in each case, only if a positive number), on a cumulative basis.

         "New Equity" shall mean capital stock or other equity interests issued and sold for cash on or after the date of this Agreement, by Company or any of its Subsidiaries, excluding capital stock issued by any Subsidiary to Company to evidence additional equity Investments by Company in its Subsidiaries and excluding the proceeds of any stock issued and sold to employees (other than as part of a public offering).

         "Notes" shall mean the Revolving Credit Notes or any or all of the Revolving Credit Notes, as the context indicates, and in the absence of such indication, all such notes.

         "Offering Memorandum" shall mean the Offering Memorandum to the Lenders dated January, 1998.

         "Pamela Holdings" shall mean Pamela Verwaltungsgesellschaft mbH, a company organized under the laws of the Federal Republic of Germany, one hundred percent (100%) of the share capital of which is owned (directly or indirectly) by Company.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation.

         "Pension Plan" shall mean each employee pension benefit plan, as defined in Section 3(2) of ERISA, of the Company or an ERISA Affiliate but only to the extent such Pension Plan is subject to ERISA, as provided in Section 4 of ERISA, and is subject to Section 412 of the Internal Revenue Code and Section 302 of ERISA other than a Multiemployer Plan.

         "Percentage" shall mean, with respect to any Lender, its percentage share, as set forth on Schedule 1.1 hereto, of the Revolving Credit, as such Schedule may be revised from time to time by Agent in accordance with Section 13.8(d) hereof.

         "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person, conducted while no Default or Event of Default has occurred and is continuing hereunder (both before and after giving effect thereto) in accordance with the following requirements:

         (a) Such acquisition is of a business or Person primarily engaged in a line of business in which the Company or any Subsidiary is permitted to engage under Section 8.1(b) hereof;

         (b) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired shall have approved such transaction or recommended that such transaction be approved;

         (c) in the event that the value of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, but excluding the value of any common shares transferred as a part of such acquisition, shall be

                  (i) greater than or equal to Fifty Million Dollars ($50,000,000), determined as of the date of such acquisition, then not less than fifteen (15) nor more than ninety (90) days prior to the date each such proposed acquisition is scheduled to be consummated, the Company provides written notice thereof to Agent, accompanied by (A) the term sheet, purchase agreement and, when available, drafts of all material documents pertaining to such proposed acquisition, (B) historical financial information (including, but not limited to, income statements, balance sheets and cash flows) covering either the three most recent complete fiscal years of the acquisition target prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, and the quarterly financial statements of the acquisition target for the fiscal quarter then ending (provided however that, if the financial information referred to in this subparagraph (B) is not available, Company shall furnish Agent with financial information otherwise reasonably satisfactory to the Required Lenders) and (C) Pro Forma Projected Financial Information, or

                  (ii) less than Fifty Million Dollars ($50,000,000) but greater than or equal to Ten Million Dollars ($10,000,000), then not less than ten (10) Business Days after date each such proposed acquisition has been consummated, the Company provides written notice thereof to Agent (with certified copies of all material documents pertaining to such acquisition);

whereupon Agent shall promptly upon its receipt thereof distribute copies of all notices and other materials received from Company under this clause (c) to each Lender; and

         (d) within thirty (30) days after any such acquisition has been completed, the Company, its Subsidiaries and any of the other business entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, any Loan Documents required under Section 7.16 hereof.

         "Permitted Borrower Addendum" shall mean an addendum substantially in the form attached hereto as Exhibit H, to be executed and delivered by each Permitted Borrower which becomes a party to this Agreement after the date hereof, as such Exhibit may be amended from time to time.

         "Permitted Borrower Sublimit" shall mean the maximum aggregate amount of Advances available at any time to each of the Permitted Borrowers hereunder, as set forth on Schedule 1.6 hereof.

         "Permitted Borrower(s)" shall mean any 100% Domestic Subsidiary which, after the Effective Date and with the prior written approval of the Lenders, becomes a party hereto pursuant to Section 2.1(a) hereof.

         "Permitted Company Encumbrances" shall mean, in addition to Permitted Encumbrances, those liens and encumbrances of the Company identified in Schedule 8.5, hereto.

         "Permitted Currencies" shall mean Dollars or any Alternative Currency.

         "Permitted Encumbrances" shall mean, with respect to any Person:

                  (a) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

                  (b) mechanics', materialmen's, banker's, carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

                  (c) liens arising in connection with worker's compensation, unemployment insurance, old age pensions (subject to the applicable provisions of this Agreement) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by GAAP;

                  (d) (i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and
         (ii) has been made on the books of such Person as may be required by GAAP; and

                  (e)  any  minor  imperfections  of  title,  including  but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate do not materially adversely affect the present or future use of the property to which they relate, which would have a material adverse effect on the sale or lease of such property, or which would render title thereto unmarketable.

         "Permitted Encumbrances of the Subsidiaries" shall mean, in addition to Permitted Encumbrances, those liens and encumbrances of the Subsidiaries identified in Schedule 8.5, hereto.

         "Permitted Investments" shall mean:

                  (a)      Governmental Obligations;

                  (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are rated in any of the highest 3 major rating categories as determined by at least one nationally recognized rating agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which itself or its debt is rated in the highest 3 major rating categories as determined by at least one Rating Agency;

                  (c) Banker's acceptances, commercial accounts, certificates of deposit,  or  depository  receipts  issued  by a bank,  trust  company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $500,000,000;

                  (d) commercial paper with a minimum rating of "A-1" (or better) by S&P or "P- 1" (or better) by Moody's, full faith and credit direct obligations of the United States of America or, with respect to the Foreign Subsidiaries, of the central government of the applicable jurisdiction, or any agency thereof, certificates of deposit, and other short term investments (each of a duration of one year or less), maintained by the Company or any of its Subsidiaries consistent with the present investment practices of such parties (as classified in the current financial statements of such parties);

                  (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced and repurchase agreements entered into with counterparties having ratings in either of the highest two rating categories by Moody's or S&P, or the highest rating category by Fitch Investor Services, Duff & Phelps or Thompson Bank Watch and providing for underlying securities to be held by a third party;

                  (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above; and

                  (g) other short term investments (excluding investments in Subsidiaries, Affiliates or Joint Ventures) made or maintained by any Foreign Subsidiary outside of the United States of America in the ordinary course of its business, consistent with the present investment practices of the Company and its Subsidiaries as of the date hereof (generally, and as to the individual and aggregate amounts and other terms thereof).

         "Permitted Siliconix Merger" shall mean the merger or other amalgamation of Vishay TEMIC Holdings (and any of its Subsidiaries) or Pamela Holdings (or any of its Subsidiaries) into Siliconix, but only after Siliconix has become a 100% Subsidiary.

         "Permitted Transfer" shall mean (i) any disposition of inventory or worn out or obsolete machinery, equipment or other such personal property in the ordinary course of business, (ii) the transfer by Company or its Subsidiaries to Vishay Israel or its wholly-owned direct subsidiaries existing under the laws of Israel of machinery and equipment in an aggregate amount (valued on the basis of the book value of such property on the date of acquisition thereof) of up to Fifty Million Dollars ($50,000,000) from and after the date hereof, (iii) the IC Transfer, and (iv) the transfer to

Siliconix by Pamela Holdings or any other Subsidiary of the TEMIC Foreign Subsidiaries, or all or any portion of the assets owned by the TEMIC Foreign Subsidiaries, on the date of consummation of the TEMIC Acquisition; provided that, both before and after any such transfer, no Default or Event of Default (whether or not related to such transfer), has occurred and is continuing under this Agreement or any of the other Loan Documents.

         "Permitted Transferee" shall mean a "Permitted Transferee" as defined in the Company's current Certificate of Incorporation, and any subsequent amendment of the definition of such term approved by the Required Lenders.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Pledge Agreement(s)" shall mean the various stock pledge agreements, including any nantissements, notarial deeds, pledges of financial instrument accounts, or other local law pledges (and any of them) executed and delivered concurrently herewith or to be executed or delivered pursuant to Sections 5.5 and/or 7.16 hereof and, except with respect to those Pledge Agreements executed by or covering the share capital of a Significant Foreign Subsidiary, on behalf of any Lenders or their Affiliates (or any of them) under any Hedging Obligations, all by the Company and its Significant Subsidiaries in favor of the Agent, for and on behalf of the Lenders under this Agreement and the lenders under the Long Term Revolving Credit Agreement in form satisfactory to Agent and the Lenders, in their reasonable discretion, as amended or otherwise modified from time to time.

         "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean that rate of interest which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate.

         "Prior Credit Agreement" shall mean that certain Amended and Restated Vishay Intertechnology, Inc. Credit Agreement dated as of July 18, 1994, among Company, certain financial institutions and Agent, as amended, which Prior Credit Agreement shall have no further effect or validity from and after the Effective Date.

         "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by an Authorized Officer of the Company (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition and, pro forma combined projected financial information for the Company and its Consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected opening balance sheets and covenant calculations as of the proposed effective date of the acquisition or the closing date and as of the end of at least the next succeeding three (3) fiscal years of Company following the acquisition and projected statements of income, balance sheets and cash flow statements for each of those years, including sufficient detail to permit calculation of the amounts and the financial covenants described in Sections 7.4 through 7.6 hereof, as projected as of the effective date of the acquisition and for those fiscal years and accompanied by (i) a statement setting forth a calculation of the ratios and amounts so described and (ii) a statement in reasonable detail specifying all material assumptions underlying the projections.

         "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a "prohibited transaction" under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code.

         "Rating Agency" shall mean Fitch Investor Services, Inc., or Standard & Poor's Ratings Group, or Moody's Investor Service, Inc., or any of their respective successors, or any other nationally recognized rating agency, and "Rating Agencies" shall be the collective reference to any or all of the foregoing.

         "Register" is defined in Section 13.8(f) hereof.

         "Remaining Siliconix Acquisition" shall mean the purchase or other acquisition by Company or any of its Domestic Subsidiaries of all or any portion of the shares of stock of Siliconix.

         "Reportable Event" shall mean a "reportable event" within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, which is material to the Company and its Subsidiaries, taken as a whole.

         "Request  for  Advance"  shall  mean a  Request  for  Revolving  Credit
Advance.

         "Request for Revolving Credit Advance" shall mean a request for Revolving Credit Advance issued by the Company or by a Permitted Borrower and countersigned by the Company under Section 2.3(c) hereof, as the case may be, in the form attached annexed hereto as Exhibit A, as such form may be amended or otherwise modified from time to time.

         "Required Lenders" shall mean at any time Lenders holding 51% of the aggregate principal amount of the Indebtedness then outstanding hereunder or, if no Indebtedness is then outstanding, Lenders holding 51% of the Percentages.

         "Revalidation Date" shall mean the last day of the first calendar quarter to end at least sixty (60) days following the date of the Effective Date.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company or a Permitted Borrower by the Lenders pursuant to Section 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

         "Revolving Credit Aggregate Commitment" shall mean Two Hundred Seventy-Five Million Dollars ($275,000,000), subject to any reductions in or termination of the Revolving Credit Aggregate Commitment under Section 2.15 or
9.2 hereof.

         "Revolving Credit Facility Fee" shall mean the facility fee payable to Agent for distribution to the Lenders pursuant to Section 2.13, hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) March 1, 1999, as such date may be extended from time to time pursuant to
Section 2.16 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.15 or 9.2 hereof.

         "Revolving Credit Notes" shall mean the revolving credit notes which may be issued by Company or a Permitted Borrower at the request of a Lender pursuant to Section 2.2(e) hereof in the form annexed to this Agreement as Exhibit B-1 or B-2, as the case may be, as such Notes may be amended, renewed, replaced or extended from time to time.

         "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation or other business entity, howsoever such interest is created or arises, whether such capital consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

         "Significant Domestic Subsidiaries" shall mean those Domestic Subsidiaries identified as such on Schedule 6.6A hereto, and any Domestic Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         "Significant Foreign Subsidiaries" shall mean those Foreign Subsidiaries identified as such on Schedule 6.6A hereto, and any Foreign Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         "Significant Subsidiary" shall mean, on the Effective Date, those Subsidiaries identified as Significant Subsidiaries on Schedule 6.6A hereto (for purposes of determining the required Guarantors hereunder) and Schedule 6.6B hereto (for purposes of determining those Subsidiaries whose share capital is required to be encumbered by a Pledge Agreement hereunder), and thereafter shall mean the Significant Subsidiaries as of the Effective Date and all other Subsidiaries, whether existing as of the Effective Date or created or acquired by the Company thereafter, except any Subsidiary:

                     (a) the total assets of which,  on an individual  basis, on any date of determination, are less than $5,000,000; and

                     (b) which has, as of the most recent  fiscal  quarter  then ending, for the four preceding fiscal quarters, an EBITDA of less than $1,000,000;

provided however that, notwithstanding the foregoing, Vishay Israel shall not be considered a Significant Subsidiary hereunder and each of Siliconix and LPSC shall not be considered Significant Subsidiaries hereunder unless and until becoming 100% Subsidiaries.

         "Siliconix" shall mean Siliconix Incorporated, a Delaware corporation.

         "Stockholder's Equity" shall mean (i) legal capital consisting of common or preferred stock, (ii) paid-in capital to the extent of the excess over par or stated value paid for capital stock and that created by a corporate readjustment and (iii) retained earnings consisting of cumulative Net Income reduced by dividends declared or paid.

         "Stock Option Plan" shall mean each employee stock option or other employee incentive plan listed on Schedule 1.7 hereto pursuant to which stock of the Company is distributed to directors, officers and/or employees of the Company or its Subsidiaries and other similar plans adopted by the Company or any Subsidiary subsequent to the date hereof in the ordinary course of business.

         "Stock Option Plan Debt" shall mean Debt issued by any Subsidiary to the Company in exchange for stock in the Company to be distributed pursuant to a Stock Option Plan, provided that (i) no payments of principal or interest may be made under such Debt so long as this Agreement or any of the Loan Documents remains outstanding, and (ii) such Debt shall be subordinated to the Indebtedness in all respects on terms and conditions reasonably satisfactory to the Agent and the Required Lenders.

         "Subsidiary(ies)" shall mean any corporation, association, joint stock company, limited liability company, partnership or business trust of which more than fifty percent (50%) of the outstanding voting stock or other ownership interests is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Company and/or its Subsidiaries. "100% Subsidiary(ies)" shall mean any of the Company's Subsidiaries whose stock (other than directors' or qualifying shares to the extent required under applicable law) or other ownership interests is owned 100% by any other 100% Subsidiary and/or the Company, and shall also include Vishay Israel.

         "Syndication Fee" shall mean those certain fees payable to the Agents in the amount set forth in the Fee Letter dated January 7, 1998.

         "Tangible Net Worth" shall mean, as of any date of determination, the total common shareholders' equity of the Company and its Subsidiaries on a Consolidated basis, together with the amount, if any, of preferred stock which is classified as part of shareholders' equity, as reflected on the most recent regularly prepared quarterly balance sheet of the Company and such Subsidiaries, which balance sheet shall be prepared in accordance with GAAP, minus the book amount of intangible assets including, without limitation, such items as goodwill, trademarks, trade names, copyrights, patents, licenses and rights in any intangible assets, and unamortized debt discount and expense, as of such date determined in accordance with GAAP, but excluding the effects of the currency translation adjustment and of the pension adjustment under the additional minimum liability section of FASB 87.

         "TEMIC Acquisition" shall mean the acquisition by the Company, subject to the terms hereof, of the TEMIC Semiconductor Business, including, without limitation, not less than eighty percent (80%) of the common shares of Siliconix issued and outstanding on the date of the TEMIC Acquisition, for the price and on the terms set forth in the TEMIC Acquisition Agreement.

         "TEMIC Acquisition Agreement" shall mean that certain agreement and notarial deed governing the acquisition of the TEMIC Semiconductor Business entered into between the TEMIC Parties, as sellers, and the Company, Pamela
Holdings and Vishay TEMIC Holdings, as purchasers, dated as of December 16, 1997, as amended (subject to the terms hereof) from time to time.

         "TEMIC Foreign Subsidiaries" shall mean those Foreign Subsidiaries created or acquired by the Company pursuant to the TEMIC Acquisition.

         "TEMIC Parties" shall mean those sellers of the TEMIC Semiconductor Business identified in Schedule 1.3 hereto and signatories to the TEMIC Acquisition Agreement.

         "TEMIC Semiconductor Business" shall mean the business of, among other things, designing, marketing and manufacturing discrete electronic devices and integrated circuits and designing, marketing and manufacturing power and analog semiconductor products.

         "TEMIC Subsidiaries" shall mean those Subsidiaries created or acquired by the Company pursuant to the TEMIC Acquisition, as set forth on Schedule 1.5 hereof.

         "Total Indebtedness" shall mean, with respect to the Company and its Consolidated Subsidiaries, as of any date of determination, the sum, without duplication, of (a) the aggregate outstanding principal amounts of (i) Advances of the Revolving Credit outstanding as of such date, and (ii) any other revolving credit and other short-term and long-term indebtedness of the Company and its Subsidiaries and any obligations under any letters of credit issued and outstanding under the Long Term Credit Agreement as of such date, (b) the aggregate outstanding principal amount of all long-term and short-term indebtedness of the Company and its Subsidiaries as of such date and (c) all other interest-bearing indebtedness of the Company and its Subsidiaries, whether short-term or long-term, as of such date.

         "Vishay Europe" shall mean Vishay Europe GmbH, a company organized under the laws of the Federal Republic of Germany, formerly known as Vishay Beteiligungs GmbH.

         "Vishay Electronic" shall mean Vishay Electronic GmbH, a company organized under the laws of the Federal Republic of Germany.

         "Vishay  TEMIC   Holdings"   shall  mean  Vishay  TEMIC   Semiconductor
Acquisition Holdings Corp., a Delaware corporation, one hundred percent (100%) of the share capital of which is owned (directly or indirectly) by Company.

         "Vishay Israel" shall mean Vishay Israel Limited, a corporation organized under the laws of Israel and a Subsidiary of the Company.

         "Vishay Stock Plans" shall mean that certain 1986 Employee Stock Plan of Vishay Intertechnology, Inc., adopted by the board of directors of the Company on February 27, 1986, as such plan may be amended from time to time, and the Stock Option Plan, and any successor plans thereto.

         2.       REVOLVING CREDIT

         2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Lender severally and for itself alone agrees to make Advances of the Revolving Credit in any one or more of the Permitted Currencies to the Company or to any of the Permitted Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any Advances outstanding in Dollars and the Current Dollar Equivalent of any Advances outstanding in Alternative Currencies, not to exceed at any one time outstanding such Lender's Percentage of the Revolving Credit Aggregate Commitment. Except as provided in Section 2.12 hereof, for purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 2.11 hereof. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit. Advances of the Revolving Credit shall be subject to the following additional conditions and limitations:

                  (a) A Permitted Borrower shall not be entitled to request an Advance of the Revolving Credit hereunder until (i) it has become a party to this Agreement, either by execution and delivery of this Agreement, or by execution and delivery of a Permitted Borrower Addendum to this Agreement and
(ii) it has become a party to the applicable Guaranty either by execution and delivery of such Guaranty or by execution an delivery of a Joinder Agreement to such Guaranty, and accompanied in each case by authority documents, legal opinions and other supporting documents as required by Agent and the Required Lenders hereunder.

         2.2 Accrual of Interest and Maturity; Evidence of Indebtedness. (a) The Company and each Permitted Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Advance of such Lender on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company and each Permitted Borrower to the appropriate lending office of such Lender resulting from each Revolving Credit Advance made by such lending office of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

         (c) The Agent shall maintain the Register pursuant to Section 13.8(f), and a subaccount therein for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount and applicable Permitted Currency of each Revolving Credit Advance made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company or the applicable Permitted Borrower, as the case may be, to each Lender hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the Company or the applicable Permitted Borrower in respect of the Revolving Credit Advances and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to paragraphs (b) and (c) of this Section 2.1 shall absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the Company and the Permitted Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of each of the Company and each Permitted Borrower to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to the Company or such Permitted Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Company agrees that, upon written request to the Administrative Agent (with a copy to the Company) by any Lender, the Company and each of the Permitted Borrowers will execute and deliver, to such Lender, at the Company's (or such Permitted Borrower's) own expense, a Revolving Credit Note of each of the Company and each of the Permitted Borrowers evidencing the outstanding Revolving Credit Advances owing to such Lender; provided, that the delivery of such Revolving Credit Notes shall not be a condition precedent to the Effective Date.

         2.3 Requests for and Refundings and Conversions of Advances. Company or a Permitted Borrower (with the countersignature of Company hereunder) may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Revolving Credit Advance executed by an Authorized Officer of Company or of such Permitted Borrower (with the countersignature of an Authorized Officer of the Company), subject to the following and to the remaining provisions hereof:

                  (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit A-1, including without limitation:

                     (i) the proposed date of such Advance, which must be a Business Day;

                     (ii) whether such Advance is a refunding or conversion of an outstanding Advance;

                     (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto; and

                     (iv) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

                  (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 12:00 noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 12:00 noon (Detroit time) on such proposed date;

                  (c) on the proposed date of such Advance, the Dollar Amount of the principal amount of such requested Advance, plus the Dollar Amount of the principal amount of any other Advances of the Revolving Credit being requested on such date, plus the principal amount of all other Advances of the Revolving Credit then outstanding hereunder, in each case whether to Company or the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), shall not exceed the Revolving Credit Aggregate Commitment;

                  (d) in the case of a Permitted Borrower, on the proposed date of such Advance, the principal amount of the Advance of the Revolving Credit being requested by such Permitted Borrower (determined and tested as aforesaid), plus the principal amount of any other Advances of the Revolving Credit being requested by such Permitted Borrower on such date, plus the principal amount of any other Advances of the Revolving Credit then outstanding to such Permitted Borrower hereunder (determined as aforesaid), shall not exceed the applicable Permitted Borrower Sublimit;

                  (e) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $10,000,000;

                  (f) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least Fifteen Million Dollars ($15,000,000) or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Million Dollars ($1,000,000), or the equivalent thereof in the applicable Alternative Currency) and at any one time there shall not be in effect more than (x) for Advances to Company, ten (10) Applicable Interest Rates and Interest Periods, and (y) for Advances to each
         Permitted Borrower five (5) Applicable Interest Rates and Interest Periods for each such currency;

                  (g) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by Company or the Permitted Borrowers;

                  (h) each Request for Revolving Credit Advance shall constitute a certification by the Company and the applicable Permitted Borrower, if any, as of the date thereof that:

                         (i) both before and after such Advance, the obligations of the Company and the Permitted Borrowers set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company and the Permitted Borrowers, as the case may be;

                        (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

                       (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                        (iv) the representations and warranties contained in this Agreement and the other Loan
                                    Documents   are  true  and  correct  in  all
                                    material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance); and

                         (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or the Permitted Borrowers.

         Agent, acting on behalf of the Lenders, may, at its option, lend under this Section 2 upon the telephone request of an Authorized Officer of Company or a Permitted Borrower and, in the event Agent, acting on behalf of the Lenders, makes any such Advance upon a telephone request, the requesting officer shall fax to Agent, on the same day as such telephone request, a Request for Advance. Company and Permitted Borrowers hereby authorize Agent to disburse Advances under this
         Section 2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company and delivered to Agent prior to the date of such request to make Requests for Advance on behalf of the Company and the Permitted Borrowers. Notwithstanding the foregoing, the Company and each Permitted Borrower acknowledge that Company and each such Permitted Borrower shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

         2.4      Disbursement of Advances.

                  (a) Upon receiving any Request for Revolving Credit Advance from Company or a Permitted Borrower under Section 2.3 hereof, Agent shall promptly notify each Lender by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount and currency of such Advance to be made and the date such Advance is to be made by said Lender pursuant to its Percentage of such Advance. Unless such Lender's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each such Lender shall make available the amount of its Percentage of each Advance in immediately available funds in the currency of such Advance to Agent, as follows:

                         (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 3:00 p.m. (Detroit time) on the date of such Advance; and

                        (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

                  (b) Subject to submission of an executed Request for Revolving
         Credit Advance by Company or a Permitted Borrower (with the countersignature of the Company as aforesaid) without exceptions noted in the compliance certification therein, Agent shall make available to Company or to the applicable Permitted Borrower, as the case may be, the aggregate of the amounts so received by it from the Lenders in like funds and currencies:

                         (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or such Permitted Borrower maintained with Agent or to such other account or third party as Company or such Permitted Borrower may reasonably direct; and

                        (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or such Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or such Permitted Borrower may reasonably direct.

                  (c) Agent shall deliver the documents and papers received by it for the account of each Lender to such Lender or upon its order. Unless Agent shall have been notified by any Lender prior to the date of any proposed Advance that such Lender does not intend to make available to Agent such Lender's Percentage of such Advance, Agent may assume that such Lender has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to Company or to the applicable Permitted Borrower, as the case may be, a corresponding amount. If such amount is not in fact made available to Agent by such Lender, as aforesaid, Agent shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company, and Company or the applicable Permitted Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Lender or Company or the applicable Permitted Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company or such Permitted Borrower, as the case may be, to the date such amount is recovered by Agent, at a rate per annum equal to:

                     (i)    in the case of such  Lender,  for the  first two (2)
                            Business Days such amount remains unpaid, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

                     (ii) in the case of Company or such Permitted Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

         The obligation of any Lender to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Lender to make any Advance hereunder, and no Lender shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Lender, or any other party for another Lender's failure to make any loan or Advance hereunder.

         2.5      Reserved.

         2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds with respect to Advances of the Revolving Credit, quarterly commencing on the first day of the calendar quarter next succeeding the calendar month during which the initial Advance of the Revolving Credit is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         2.7      Eurocurrency-based Interest Payments.

         Interest on each Eurocurrency-based Advance of the Revolving Credit shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period, and at three month intervals thereafter). Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

         2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

         2.9 Interest on Default. In the event and so long as any Event of Default under Section 9.1(a) or 9.1(b) shall exist, interest shall be payable daily on all Eurocurrency-based Advances of the Revolving Credit from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and, with respect to Eurocurrency-based Advances thereof in any Alternative Currency from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

         2.10 Prepayment. Company or the Permitted Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance(s) of the Revolving Credit at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least Five Million Dollars ($5,000,000). Subject to Section 11.1 hereof, Company or the Permitted Borrowers may prepay all or part of any Eurocurrency-based Advance (subject to not less than two (2) Business Days' notice to Agent) provided that the amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), or the Current Dollar Equivalent thereof in an Alternative Currency, and, after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least Fifteen Million Dollars ($15,000,000) or the Current Dollar Equivalent thereof in an Alternative Currency. Any prepayment made in accordance with this Section shall be subject to Section 11.1 hereof, but otherwise without premium, penalty or prejudice to the right to readvance under the terms of this Agreement.

         2.11 Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this Agreement:

                  (a) an Advance of the Revolving Credit is initially funded, as opposed to any refunding or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance;

                  (b) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be refunded, in whole or in part, with an Advance denominated in the same Alternative Currency, the amount of the new Advance shall be continued in the amount of the Alternative Currency so refunded;

                  (c) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in another Alternative Currency, the amount of the new Advance shall be that amount of the Alternative Currency of the new Advance which may be purchased, using the most favorable spot exchange rate determined by Agent to be available to it for the sale of Dollars for such other Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days prior to the last day of the Eurocurrency Interest Period applicable to the existing Advance, with the Dollar Amount of the existing Advance, or portion thereof being converted; and

                  (d) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in Dollars, the amount of the new Advance shall be the Dollar Amount of the existing Advance, or portion thereof being converted (determined as aforesaid).

         2.12  Prime-based  Advance in Absence of Election or Upon Default.  If,
(a) as to any outstanding Eurocurrency-based Advance of the Revolving Credit, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 hereof with respect to the refunding or conversion of such Advance, or (b) subject to
Section 2.9 hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, then the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall, absent a contrary election of the Required Lenders, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action. If a Eurocurrency-based Advance converted hereunder is payable in an Alternative Currency, the Prime-based Advance shall be in an amount equal to the Dollar Amount of such Eurocurrency-based Advance at such time and the Agent and the Lenders shall use said Prime-based Advance to fund payment of the Alternative Currency obligation, all subject to the provisions of Section 2.14 hereof.

The Company and the Permitted Borrowers, if applicable, shall reimburse the Agent and the Lenders on demand for any costs incurred by the Agent or any of the Lenders, as applicable, resulting from the conversion pursuant to this
Section 2.12 of Eurocurrency-based Advances payable in an Alternative Currency to Prime-based Advances.

         2.13 Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Lenders (as set forth below), a Revolving Credit Facility Fee determined by multiplying the Applicable Fee Percentage per annum times the Revolving Credit Aggregate Commitment then applicable under Section 2.15 hereof (whether used or unused) computed on a daily basis. The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing April 1, 1998 (in respect of the prior calendar quarter or portion thereof), and on the first day of each calendar quarter thereafter and on the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Lender of its share of the Revolving Credit Facility Fee based upon its respective Percentage.

         2.14     Currency Appreciation; Mandatory Reduction of Indebtedness.

         (a) Revolving Credit Aggregate Commitment. If at any time and for any reason, the aggregate principal amount of all Advances of the Revolving Credit hereunder to the Company and to the Permitted Borrowers made in Dollars and the aggregate Current Dollar Equivalent of all Advances of the Revolving Credit outstanding hereunder to the Company and to the Permitted Borrowers in any Alternative Currency, as of such time exceeds the Revolving Credit Aggregate Commitment (as used in this clause (a), the "Excess"), the Company and the Permitted Borrowers shall:

                  (i) immediately repay that portion of such Indebtedness then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce any pending request for an Advance in Dollars on such day by the Dollar Amount of the Excess, to the extent thereof; and

                  (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding as of such time, until the necessary reductions of Indebtedness under this Section 2.14(a) have been fully made, repay the Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the Company or the applicable
         Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of the Excess, to the extent thereof.

Compliance with this Section 2.14(a) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion, provided that, so long as no Default or Event of Default has occurred and is continuing, at any time while the aggregate Advances of the Revolving Credit available to be borrowed hereunder (based on the Revolving Credit Aggregate Commitment then in effect) equal or exceed Fifty Million Dollars ($50,000,000), compliance with this Section 2.14(a) shall be tested as of the last day of each calendar quarter. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default or Event of Default, or if any Excess remains after recalculating said Excess based on ninety-five percent (95%) of the Current Dollar Equivalent of any Advances denominated in Alternative Currencies (and one hundred percent (100%) of any Advances denominated in Dollars), Company and the Permitted Borrowers shall be obligated immediately to reduce the foregoing Indebtedness hereunder by an amount sufficient to eliminate such Excess.

         (b) Permitted Borrower Sublimit. If at any time and for any reason with respect to any Permitted Borrower, the aggregate principal amount (tested in the manner set forth in clause (a) above) of all Advances of the Revolving Credit outstanding hereunder to such Permitted Borrower, which Advances are made or to be made, in Dollars and ninety percent (90%) of the aggregate Current Dollar Equivalent of all such Advances hereunder for the account of such Permitted Borrower in any Alternative Currency as of such time, exceeds the applicable Permitted Borrower Sublimit (as used in this clause (b), then in each case, such Permitted Borrower shall

                  (i) immediately repay that portion of the Indebtedness outstanding to such Permitted Borrower then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce on such day any pending request for an Advance in Dollars submitted by such Permitted Borrower by the Dollar Amount of such Permitted Borrower Excess, to the extent thereof; and

                  (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding to such Permitted Borrower as of such time, until the necessary reductions of Indebtedness under this
         Section 2.14(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by such Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of such Permitted Borrower Excess, to the extent thereof.

Provided that no Default or Event of Default has occurred and is continuing, each Permitted Borrower's compliance with this Section 2.14(b) shall be tested as of the last day of each calendar quarter or, upon the written request of the Company from time to time, as of the last day of each calendar month, provided the Company furnishes Agent with current monthly financial statements complying with the requirements set forth in subparagraphs (i) and (ii) of Section 7.3(c) hereof. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Section 2.14(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

         2.15 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. Provided that no Default or Event of Default has occurred and is continuing, the Company may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Twenty Million Dollars ($20,000,000) or a larger integral multiple of One Million Dollars
($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued to the date of such reduction;
(iii) the Company or any Permitted Borrower, as applicable, shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (using the Current Dollar Equivalent of any such Advance outstanding in any Alternative Currency) of the Revolving Credit, exceeds the amount of the Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; and (iv) if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Lender in accordance with such Lender's Percentage thereof, and will not be available for reinstatement by or readvance to the Company or any Permitted Borrower. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Lender's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, and then to Eurocurrency-based Advances of the Revolving Credit.

         2.16 Extensions of Revolving Credit Maturity Date. Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Lender (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each Lender):

                  (a) prior to August 1, 1998, but not before July 1, 1998, request that the Lenders extend the then applicable Revolving Credit Maturity Date to June 1, 1999 (such request, the "Initial Request"); and

                  (b) prior to May 18th, but not before April 18th, of each year beginning in 1999 (if the Initial Request is made by the Company and approved by the Lenders) or prior to November 1 but not before October 1 of each year beginning in 1998 (if the Initial Request is not made by the Company or is not approved by the Lenders), request that the Lenders extend the then applicable Revolving Credit Maturity Date to a date that is 364 days later than the Revolving Credit Maturity Date then in effect (each such request, a "Subsequent Request").

Each Lender shall, not later than thirty (30) calendar days following the date of its receipt of the Initial Request or any Subsequent Request, as the case may be, give written notice to the Agent stating whether such Lender is willing to extend the Revolving Credit Maturity Date as requested, such consent to be in the sole discretion of such Lender. If Agent has received the aforesaid written approvals of such Initial Request or such Subsequent Request, as the case may be, from each of the Lenders, then, effective on (but not before) August 31, 1998 (in the case of the Initial Request) and the then applicable Revolving Credit Maturity Date (in the case of any Subsequent Request), provided that no Default or Event of Default has occurred and is continuing and none of the Lenders has withdrawn its approval, in writing, prior to such date,
(A) the Revolving Credit Maturity Date shall be so extended, in the case of the Initial Request to June 1, 1999, and in the case of all Subsequent Requests, for an additional period of 364 days, (B) the term Revolving Credit Maturity Date shall mean such extended date and (C) Agent shall promptly notify the Company and the Lenders that such extension has occurred. If (i) any Lender gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Lender fails to provide written approval to Agent of the Initial Request or any Subsequent Request, as the case may be, within thirty (30) calendar days of the date of Agent's receipt of such Initial Request or any Subsequent Request, as the case may be, or (iii) withdraws its approval in writing prior to the Revolving Credit Maturity Date then in effect then (x) the Lenders shall be deemed to have declined to extend the Revolving Credit Maturity Date, (y) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company, to request extensions thereof under this Section 2.16, unless such non-extension relates to the Initial Request) and (z) the commitments of the Lenders to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company and the Lenders thereof.

         2.17 Application of Advances. Advances of the Revolving Credit shall be available, subject to the terms hereof, to fund working capital needs, the TEMIC Acquisition or other general corporate purposes of the Company and the Permitted Borrowers.

         3.       Reserved.

         4.       MARGIN ADJUSTMENTS.

         4.1 Margin Adjustments. Adjustments to the Applicable Margin and the Applicable Fee Percentages, based on Schedule 4.1, shall be implemented on a quarterly basis as follows:

                  (a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder and the Applicable Fee Percentage, upon the date of delivery of the financial statements under Sections 7.3(b) and 7.3(c) hereunder, in each case establishing applicability of the appropriate adjustment, in each case with no retroactivity or claw-back. In the event Company fails timely to deliver the financial statements required under Section 7.3(b) or 7.3(c), then from the date delivery of such financial statements was required until such financial statements are delivered, the margins and fee percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as Schedule 4.1.

                  (b) From the Effective Date until the required date of delivery under Section 7.3(c) of the Company's financial statements for the fiscal quarter ending June 30, 1998, the margins and fee percentages shall be those set forth under the Level III column of the Pricing Matrix attached to this Agreement as Schedule 4.1, unless the Leverage Ratio, as determined in financial statements delivered prior to such date, is greater than or equal to 3:1, in which event the margins and fee percentages shall be those under Level IV.

         5. CONDITIONS. The obligations of Lenders to make Advances pursuant to this Agreement are subject to the following conditions, provided however that Sections 5.1 through 5.10 below shall only apply to the initial Advances hereunder:

         5.1 Execution of this Agreement and the other Loan Documents. The Company (on or before the Effective Date) and the Permitted Borrowers (prior to requesting any Advance hereunder), shall have executed and delivered to the Agents for the account of each Lender, this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and the other Loan Documents, and, this Agreement and the other Loan Documents shall be in full force and effect.

         5.2 Corporate Authority. Agents shall have received (i) certified copies of resolutions of the Board of Directors of the Company and each of the Significant Subsidiaries party to any Loan Document evidencing approval of the form of this Agreement and each of the other Loan Documents to which such Person is a party and authorizing the execution and delivery thereof and, if applicable, the borrowing of Advances hereunder; (ii) (A) certified copies of the Company's, and the Significant Subsidiaries' articles of incorporation and bylaws or other constitutional documents certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of each such entity (or, if unavailable in such jurisdiction, by a responsible officer of such entity); and (B) a certificate of good standing from the state or other jurisdictions of the Company's incorporation, and from the applicable states of incorporation or other jurisdictions of the Significant Subsidiaries and from every state or other jurisdiction in which the Company, or any of such Significant Subsidiaries is qualified to do business, if issued by such jurisdictions, subject to the limitations (as to qualification and authorization to do business) contained in Section 6.1, hereof.

         5.3 Company Guaranty. The Company shall have furnished, executed and delivered to Agent the Company Guaranty in form and substance satisfactory to Agents and the Lenders.

         5.4   Subsidiary   Guaranties.   Each  of  the   Significant   Domestic
Subsidiaries shall have furnished, executed and delivered to Agent, the Domestic Guaranty in form and substance satisfactory to Agents and the Lenders.

         5.5      Stock Pledge of Shares Issued by Significant Subsidiaries.

         (a) The Pledge Agreements shall have been executed and delivered by Company and any Significant Domestic Subsidiaries required hereunder to be party thereto as of the Effective Date; and

         (b) The Company and each of the Significant Subsidiaries shall have executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, a Pledge Agreement or Pledge Agreements covering (i) 65% of the share capital of each Foreign Significant Subsidiary listed on Schedule 5.5 hereto to secure the Indebtedness of the Company and any Domestic Permitted Borrowers and the Indebtedness (as such term is defined therein) of such parties under the Long Term Revolving Credit Agreement and 100% of the share capital of each such Foreign Significant Subsidiary to secure the Indebtedness (as such term is defined therein) of the

Foreign  Permitted  Borrowers under the Long Term Revolving Credit Agreement and
(ii) 100% of the share capital of each Domestic Significant Subsidiary listed on
Schedule 5.5 hereto to secure the Indebtedness of the Company and Permitted Borrowers and the Indebtedness (as such term is defined therein) of such parties under the Long Term Revolving Credit Agreement, in each case in form and substance satisfactory to Agents together with stock certificates and stock powers executed in blank (if issued under applicable law) and the Company shall take or cause to be taken all such steps as are necessary or advisable under applicable law to perfect the liens granted thereby and to assure that such Liens are first in priority.

         5.6 Representations and Warranties -- All Parties. The representations and warranties made by the Company, each of the Significant Subsidiaries or any other party to any of the Loan Documents under this Agreement or any of the other Loan Documents (excluding the Agents and the Lenders), and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of the initial Advance hereunder.

         5.7 Compliance with Certain Documents and Agreements. The Company and the Significant Subsidiaries (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied with all agreements and conditions contained in this Agreement, the other Loan Documents, or any agreement or other document executed hereunder or thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

         5.8  Opinion  of  Counsel.  The  Company  and  each of the  Significant
Subsidiaries shall furnish Agent, with signed copies for each Lender (and addressed to each of the Lenders), opinions of counsel given upon the express instructions of the Company and such Significant Subsidiaries, dated the date hereof, and covering such matters as required by and otherwise satisfactory in form and substance to the Agents and each of the Lenders.

         5.9 Company's Certificate. The Agents shall have received a certificate of a responsible senior officer of Company, dated the date of the making of the initial Advances hereunder, stating that the conditions of paragraphs 5.1, 5.6, 5.7, 5.11, 5.12, 5.13 and 5.15(a) through (c) hereof have been fully satisfied.

         5.10 Payment of Agent's and Other Fees. Company shall have paid to Agent, for distribution to the Lenders hereunder (based on the Percentages in effect under the Prior Credit Agreement) the Facility Fee accrued under the Prior Credit Agreement to the Effective Date of this Agreement. In addition, Company shall have paid to the Agents, for distribution to the Lenders hereunder based on the Percentages, the Closing Fee, and to the Agents (for Agents' sole accounts), the Agents Fees' and all costs and expenses required hereunder.

         5.11 Long Term Revolving Credit Agreement. The Company and the applicable Significant Subsidiaries shall have executed and delivered the Long Term Revolving Credit Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and the other Long Term Loan Documents to which each such Person is a party, and the Short Term Revolving Credit Agreement and the other Long Term Loan Documents shall be in full force and effect.

         5.12 Outstanding Indebtedness Terminated. All indebtedness under the DM Loan Agreement and under the Prior Credit Agreement, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Advance) and the related commitments terminated; and all Liens securing payment of any such indebtedness have been released.

         5.13 TEMIC Acquisition. The Agent shall have received a certified copy (duly executed) of the TEMIC Acquisition Agreement, together with copies of the other material acquisition documents executed and delivered pursuant thereto. The TEMIC Acquisition Agreement shall be in form and substance satisfactory to the Agent and the Lenders and shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect. No term or provision of the TEMIC Acquisition Agreement shall have been modified, and no condition to consummation of the TEMIC Acquisition shall have been waived, in either case in a manner detrimental to the Company, by any of the parties thereto. The Company and the TEMIC Parties shall have in all material respects done and performed such acts and observed such covenants which each is required to do or perform under the TEMIC Acquisition Agreement and in order to consummate the TEMIC Acquisition on or prior to the Effective Date, and the TEMIC Acquisition shall have been consummated.

         5.14 Regulation U Requirements. The Agent shall have received, on behalf of the Lenders, a purpose statement on FR Form U-1 referred to in Regulation U in form and substance satisfactory to the Agent and the Lenders to the extent required in connection with the TEMIC Acquisition or otherwise under applicable law. Furthermore, on or prior to the Effective Date, the Agent shall have completed (on behalf of each of the Lenders) a Federal Reserve Form U-1, such Form U-1 having been reviewed and approved by each of the Lenders and otherwise being in form and substance satisfactory to Company and the Agent.

         5.15 Other Documents and Instruments. The Agents shall have received, with a photocopy for each Lender, such other instruments and documents as the Required Lenders may reasonably request in writing in connection with the making of Advances hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Agents and the Required Lenders.

         5.16 Continuing Conditions. The obligations of the Lenders to make any of the Advances or loans under this Agreement, including but not limited to the initial Advances of the Revolving Credit hereunder, shall be subject to the following continuing conditions:

                  (a) No Default or Event of Default shall have occurred and be continuing as of the making of the proposed Advance (both before and after giving effect thereto);

                  (b) The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the making of the applicable Advance; and

                  (c) There shall have been no material adverse change in the condition (financial or otherwise), properties, business, results or operations of the Company or its Subsidiaries (taken as a whole) from December 31, 1997 (or any subsequent December 31st, if the Agent determines, with the concurrence of the Required Lenders, based on the Company's financial statements for such subsequent fiscal year that no material adverse change has occurred during such year, such determination being made solely for purposes of determining the applicable date under this paragraph) to the date of the proposed Advance hereunder.

         6.  REPRESENTATIONS AND WARRANTIES

         Company and the Permitted Borrowers represent and warrant and such representations and warranties as applicable shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

         6.1  Corporate  Existence.   Each  of  the  Company  and  each  of  the
Subsidiaries  (excluding the TEMIC Foreign  Subsidiaries  until the Revalidation
Date) is a corporation duly organized and validly existing in good standing under the laws of the applicable jurisdiction of organization, charter or incorporation; each of the Company and each of the Subsidiaries (excluding the TEMIC Foreign Subsidiaries until the Revalidation Date) is duly qualified and authorized to do business as a corporation or foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business will not have a material adverse impact on the Company and its Subsidiaries, taken as a whole.

         6.2 Due Authorization - Company. Execution, delivery and performance of this Agreement, the other Loan Documents, the TEMIC Acquisition Agreement, and any other documents and instruments required under or in connection with this Agreement, and extensions of credit to the Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's articles of incorporation or bylaws, and, except as have been previously obtained or as referred to in Section 6.15, below, do not require the consent or approval, material to the transactions contemplated by this Agreement, or the Loan Documents, or the TEMIC Acquisition Agreement, of any governmental body, agency or authority.

         6.3 Due Authorization -- Subsidiaries. Execution, delivery and performance of this Agreement, the other Loan Documents, and any other documents and instruments required under or in connection with this Agreement by each of the Significant Subsidiaries, and extensions of credit to Permitted Borrowers, are (or will be, on the applicable date of delivery of such Loan Documents) within their respective corporate powers, have been (or will be, as aforesaid) duly authorized, are not (or will not be, as aforesaid) in contravention of law or the terms of articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and, except as have been previously obtained (or as referred to in Section 6.15, below), do not (or will not, as aforesaid) require the consent or approval, material to the transactions contemplated by this Agreement, or the other Loan Documents, or the TEMIC Acquisition Agreement, of any governmental body, agency or authority.

         6.4 Title to Material Property. Each of the Company and each of the Subsidiaries (excluding the TEMIC Foreign Subsidiaries until the Revalidation
Date) has good and valid title to the Material Property owned by it, which property (individually or in the aggregate) is material to the business or operations of the Company and its Subsidiaries, taken as a whole, excluding imperfections in title not material to the ownership, use and/or enjoyment of any such property.

         6.5 Encumbrances. There are no security interests in, Liens, mortgages or other encumbrances on and no financing statements on file with respect to any property of Company or any of the Subsidiaries, except for those Liens permitted under Section 8.5 hereof.

         6.6 Subsidiaries. As of the Effective Date, there are no directly or indirectly owned Subsidiaries of the Company, except for those Subsidiaries identified in Schedule 6.6, attached hereto.

         6.7 Taxes. The Company and its Subsidiaries (excluding the TEMIC Foreign Subsidiaries until the Revalidation Date) each has filed on or before their respective due dates, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Company or its Subsidiaries, as applicable, as may be required by GAAP.

         6.8 No Defaults. There exists no default under the provisions of any instrument evidencing any permitted Debt of the Company or its Subsidiaries
(excluding the TEMIC Foreign Subsidiaries until the Revalidation Date) or connected with any of the Permitted Company Encumbrances or the Permitted Encumbrances of the Subsidiaries, or of any agreement relating thereto, except where such default would not have a material adverse effect on the Company and its Subsidiaries taken as a whole and would not violate this Agreement or any of the other Loan Documents according to the terms thereof.

         6.9 Compliance with Laws. The Company and its Subsidiaries each has complied with all applicable laws, including without limitation, Hazardous Material Laws, to the extent that failure to comply therewith would materially interfere with the conduct of the business of the Company or any of its Subsidiaries taken as a whole, or would have a material adverse effect upon Company or any of its Subsidiaries taken as a whole, or upon any property (whether personal or real) owned by any of them.

         6.10 Enforceability of Agreement and Loan Documents. (a) This Agreement and each of the other Loan Documents to which the Company is a party, including without limitation, the TEMIC Acquisition Agreement and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by duly Authorized Officers of the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

                  (b) This Agreement and each of the other Loan Documents to which any of the Subsidiaries is a party, and all certificates, documents and agreements executed in connection herewith or therewith by the Subsidiaries have each been duly executed and delivered by duly Authorized Officers of the applicable Subsidiary and constitute the valid and binding obligations of the Subsidiaries, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         6.11 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by the Company are not in contravention of the terms of any indenture, material agreement or material undertaking to which the Company is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents or the TEMIC Acquisition Agreement or to the financial performance of the Company and its Subsidiaries, taken as a whole.

         6.12 Non-contravention -- Other Parties. The execution, delivery and performance of this Agreement, those other Loan Documents signed by any of the Subsidiaries, and any other documents and instruments required under or in connection with this Agreement by any of the Subsidiaries are not in contravention of the terms of any indenture, material agreement or material undertaking to which any of the Subsidiaries is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transaction contemplated by this Agreement, the TEMIC Acquisition Agreement, and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

         6.13 No Litigation -- Company. There is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting the Company (other than any suit, action or proceeding in which the Company is the plaintiff and in which no counterclaim or cross-claim against Company has been filed), nor has the Company or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Company, except as otherwise disclosed in Schedule 6.13 attached hereto and except for miscellaneous suits, actions and proceedings which have a reasonable likelihood of being adversely determined, and which suits, if resolved adversely to the Company would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against the Company any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator, nor, to the best knowledge of the Company, is the Company in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         6.14 No Litigation -- Other Parties. There is no suit, action, proceeding (other than any suit, action or proceeding in which any such party is the plaintiff and in which no counterclaim or cross-claim against any such party has been filed), including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting any of the Subsidiaries (excluding the TEMIC Foreign Subsidiaries until the Revalidation Date) nor has any such party or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by such party, except as otherwise disclosed in Schedule 6.14 attached hereto and except for miscellaneous suits, actions and proceedings which have a reasonable likelihood of being adversely determined, which suits, if resolved adversely to such party, would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against any such party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor, to the best knowledge of the Company, is any such party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         6.15 Consents, Approvals and Filings, Etc. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, any of the other Loan Documents to which it is a party, the TEMIC Acquisition Agreement, or any other documents or instruments to be executed and/or delivered by the Company in connection therewith or herewith; or
(ii) by each of the Subsidiaries, of this Agreement, the other Loan Documents to which it is a party or any other documents or instruments to be executed and/or delivered by the Subsidiaries in connection therewith or herewith. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company, threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         6.16 Agreements Affecting Financial Condition. Neither the Company, nor any of its Subsidiaries (excluding the TEMIC Foreign Subsidiaries until the Revalidation Date) is, as of the Effective Date, party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects the financial condition or operations of the Company and its Subsidiaries, taken as a whole.

         6.17 No Investment Company; No Margin Stock. None of the Company, nor any of the Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. Other than the acquisition of shares of Siliconix pursuant to the TEMIC Acquisition, none of the proceeds of any of the Advances will be used by the Company or any of the Subsidiaries to purchase or carry margin stock or will be made available by the Company or any of the Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings. None of the Company, nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.18 ERISA. Neither a Reportable Event which is material to the Company and its Subsidiaries, taken as a whole, nor an Accumulated Funding Deficiency (herein as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan. Each Pension Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code and any applicable regulations thereof (and, if applicable, any comparable foreign law provisions), except to the extent that any noncompliance, individually or in the aggregate, would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole. No termination of a Pension Plan has occurred, and no Lien in favor of the PBGC or a Pension Plan has arisen, during such five-year period. Neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan within the five year period prior to the date of this Agreement, nor does the Company or any ERISA Affiliate presently intend to completely or partially withdraw from any Multiemployer Plan. To the best of Company's knowledge, no such Multiemployer Plan is in bankruptcy or reorganization or insolvent. There is no pending or, to the best of Company's knowledge, threatened litigation or investigation questioning the form or operation of any Pension Plan, nor, to the best of the Company's knowledge, is there any basis for any such litigation or investigation which if adversely determined could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole, as of the valuation date most closely preceding the date of this Agreement.

         6.19 Environmental Matters and Safety Matters. (a) The Company and each Subsidiary (excluding TEMIC Foreign Subsidiaries until the Revalidation Date) is in compliance with all federal, state, provincial and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all applicable Hazardous Materials Laws in jurisdictions in which the Company or any such Subsidiary owns or operates, a facility or site, or arranges for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts for transport any hazardous substances, solid wastes or other wastes or holds any interest in real property or otherwise, except for matters which, individually or in the aggregate, would not have a material adverse effect upon the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                  (b) All federal, state, provincial, local and foreign permits, licenses and authorizations required for present or (to the best of the Company's knowledge) past use of the facilities and other properties or activities of the Company and each Subsidiary (including the TEMIC Subsidiaries) have been obtained, are presently in effect, and there is and has been full compliance with all such permits, licenses or authorizations, except, in all cases, where the failure to comply with the foregoing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  (c) No demand, claim, notice, suit (in law or equity), action, administrative action, investigation or inquiry (including, without limitation, the listing of any property by any domestic or foreign governmental entity which identifies sites for remedial, clean-up or investigatory action) whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any applicable Hazardous Materials Laws is pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries (excluding TEMIC Foreign Subsidiaries until the Revalidation Date) any real property in which the Company or any such Subsidiary holds or, to the best of the Company's knowledge, has held an interest or any present or, to the best of the Company's knowledge, past operation of the Company or any such Subsidiary, except for such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                  (d) Neither the Company nor any of its Subsidiaries (excluding TEMIC Foreign Subsidiaries until the Revalidation Date) whether with respect to present or, to the best of the Company's knowledge, past operations or properties, (i) is, to the best of the Company's knowledge, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (ii) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any applicable Hazardous Materials Laws, or (iii) knows of any basis for any such investigation or notice, or for the existence of such a violation, except for such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                  (e) No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries (excluding TEMIC Foreign Subsidiaries until the Revalidation Date) holds any interest or performs any of its operations, in violation of any applicable Hazardous Materials Laws, except for any such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

         6.20 Accuracy of Information. Each of the Company's audited or unaudited financial statements furnished to Agents and the Lenders by the Company prior to the date of this Agreement (including without limitation any draft financial statements in respect of the reporting period ending December 31, 1997 furnished by the Company), is complete and correct in all material respects and fairly presents the financial condition of the Company and its Subsidiaries, taken as a whole, and the results of their operations for the periods covered thereby; any projections of operations for future years previously furnished by Company to Agents or the Lenders have been prepared as the Company's good faith estimate of such future operations, taking into account all relevant facts and matters known to Company; since December 31, 1997 there has been no material adverse change in the financial condition of the Company or its Subsidiaries, taken as a whole; neither the Company, nor any of its Subsidiaries (excluding the TEMIC Foreign Subsidiaries until the Revalidation Date) has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 1997 balance sheet (a draft of which has been provided to the Lenders prior to the Effective Date) which is likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         7.       AFFIRMATIVE COVENANTS

         Company and each of the Permitted Borrowers covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries to, so long as any of the Lenders are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement:

         7.1      Preservation of Existence, Etc.

         Except as otherwise specifically permitted hereunder, preserve and maintain its corporate existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; and qualify and remain qualified to do business in each jurisdiction in which such qualification is material to the business and operations or ownership of properties, in each case of the Company and its Subsidiaries, taken as a whole.

         7.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP.

         7.3 Reporting Requirements. Furnish Agent with copies for each Lender:

                  (a) as soon as possible, and in any event within five (5) calendar days after becoming aware of the occurrence of each Default or Event of Default, a written statement of the chief financial officer of the Company (or in his/her absence, a responsible senior officer) setting forth details of such Event of Default or event and the action which the Company has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;

                  (b) as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each of Company's fiscal years, a detailed Consolidated audit report of Company certified to by independent certified public accountants satisfactory to Lenders together with an unaudited Consolidating report of Company and its Subsidiaries certified by the chief financial officer of Company (or in his/her absence, a responsible senior officer) as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation, and a Covenant Compliance Report;

                  (c) as soon as available, and in any event within sixty (60) days after and as of the end of each of the first three quarters of each year, Consolidated and Consolidating balance sheet and statement of profit and loss and surplus reconciliation of Company and its Subsidiaries certified by the chief financial officer of Company (or in his/her absence, a responsible senior officer) as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation, and a Covenant Compliance Report.

                  (d) as soon as possible, and in any event within five (5) calendar days after becoming aware (i) of any material adverse change in the financial condition of the Company, any of its Subsidiaries or any of the Permitted Borrowers, a certificate of the chief financial officer of Company (or in his/her absence, a responsible senior officer) setting forth the details of such change or (ii) of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a tax position (verbal or written) which could have a materially adverse effect upon the Company or any of its Subsidiaries (or any such tax position taken by the Company or any of its Subsidiaries) setting forth the details of such position and the financial impact thereof;

                  (e)(i) so long as any material obligations of the TEMIC Parties under the TEMIC Acquisition Agreement are outstanding, the financial reports of the TEMIC Parties, if and to the extent provided to the Company, as and when received; and (ii), as soon as available, and in any event, within sixty (60) days after the date hereof, opening balance sheets and other financial reports of each of the Subsidiaries certified as aforesaid;

                  (f)(i) as soon as available, the Company's 8-K, 10-Q and 10-K Reports filed with the federal Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the Company's fiscal quarters, and with respect to the 10-K Report, within one hundred twenty (120) days after and as of the end of each of Company's fiscal years; (ii) as soon as available, copies of all filings, reports or other documents filed by the Company or any of its Subsidiaries with the federal Securities and Exchange Commission or other federal regulatory or taxing agencies or authorities in the United States, or comparable agencies or authorities in England, Canada, France, Germany, the Netherlands or Israel, or any stock exchanges in such jurisdictions; and (iii) as soon as available, so long as any obligations of the TEMIC Parties under the TEMIC Acquisition Agreement are outstanding, the 8-K (to the extent provided to or received by the Company), 10-Q, 10-K and all other filings by the TEMIC Parties with the federal Securities and Exchange Commission;

                  (g) promptly as issued, all press releases, notices to shareholders and all other material communications transmitted (i) by the Company or any of its Subsidiaries or (ii) by the TEMIC Parties so long as any obligations of the TEMIC Parties under the TEMIC Acquisition Agreement are outstanding (but only to the extent such communications are provided to the Company) to the general public or to the trade or industry in which the Company or the TEMIC Parties, as the case may be, is engaged;

                  (h) together with the financial statements delivered pursuant to Section 7.3(b) hereof, annual financial projections for the Company and its Significant Subsidiaries covering the period at least through Revolving Credit Maturity Date then in effect and otherwise in form and content reasonably acceptable to the Agent and the Lenders; and

                  (i) promptly, and in form to be satisfactory to Agent and the requesting Lender or Lenders, such other information as Agent or any of the Lenders (acting through Agent) may request from time to time.

         7.4 Tangible Net Worth. Maintain, and cause its Subsidiaries to maintain, as of the last day of each fiscal quarter, beginning with the fiscal quarter ending March 31, 1998, Tangible Net Worth which on a Consolidated basis will at no time be less than the greater of 85% of Tangible Net Worth on March 31, 1998 or Four Hundred Million ($400,000,000), plus the sum of the Net Income Adjustment and the Equity Offering Adjustment and plus or minus, as the case may be, the IC Adjustment.

         7.5 Leverage Ratio. Maintain, as of the last day of each fiscal quarter, a Leverage Ratio of not more than 3.25 to 1.0.

         7.6 Fixed Charge Coverage Ratio. Maintain, as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0.

         7.7 Inspections. Permit Agent and each Lender, through their authorized attorneys, accountants and representatives to examine Company's and each of the Subsidiaries' books, accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Agent; and permit Agent and each Lender or their authorized representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants, and by this provision Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. An examination of the records or properties of Company or any of its Subsidiaries may require revealment of proprietary and/or confidential data and information, and the Agent and each of the Lenders agrees upon request of the inspected party to execute a confidentiality agreement (satisfactory to Agent or the inspecting Lender, as the case may be, and such party) on behalf of the Agent or such inspecting Lender and all parties making such inspections or examinations under its authorization; provided however that such confidentiality agreement shall not prohibit Agent from revealing such information to Lenders or prohibit the inspecting Lender from revealing such information to Agent or another Lender.

         7.8 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         7.9 Further Assurances. Execute and deliver or cause to be executed and delivered within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

         7.10 Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of occurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and then current practice would dictate; and with all said policies or copies thereof, including all endorsements thereon and those required hereunder, to be deposited with the Agent.

         7.11 Indemnification. With respect to the Company, indemnify and save each Agent and the Lenders harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by each of the Agents and the Lenders by reason of an Event of Default or enforcing the obligations of the Company or the Permitted Borrowers under this Agreement, or the other Loan Documents, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, or any of the other Loan Documents or any mortgage, stock pledge or security agreement released by Agents or the Lenders from time to time hereunder, or relating in any way to the imposition (or attempted imposition) on Agents or Lenders (or any of them) of any liability for the violation of or non-compliance by any Person (or purported violation or non-compliance) with Hazardous Material Laws, other than in any case resulting from the gross negligence or willful misconduct of Agents or the Lenders; and, with respect to each of the Permitted Borrowers, indemnify and save each Agent and the Lenders harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by each of the Agents and the Lenders with respect to a Permitted Borrower by reason of an Event of Default or enforcing the obligations of the Permitted Borrowers under this Agreement, or the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, or any of the other Loan Documents or any mortgage, stock pledge or security agreement released by Agents or the Lenders from time to time hereunder, or relating in any way to the imposition (or attempted imposition) on Agents or Lenders (or any of them) of any liability for the violation of or non-compliance by any Person (or purported violation or non-compliance) with Hazardous Material Laws, other than in any case resulting from the gross negligence or willful misconduct of Agents or the Lenders.

         7.12 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, the Loan Documents, or any other documents or instruments to be executed and/or delivered by the Company in connection therewith or herewith; and (ii) by each of the Significant Subsidiaries, of this Agreement and the Loan Documents.

         7.13 Compliance with Contractual Obligations and Laws. Comply in all material respects with all Contractual Obligations, and with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation Hazardous Materials Laws), in effect from time to time, except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the Company or the Permitted Borrowers and their respective Subsidiaries, taken as a whole, and could not reasonably be expected to materially adversely affect the ability of the Company or any of the Significant Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party.

         7.14 ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code (or comparable laws in applicable jurisdictions outside the United States of America relating to foreign pension plans) and promptly notify Lenders upon the occurrence of any of the following events:

              (a) the termination of any Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise (other than any defined contribution plan not subject to Section 412 of the Code and any Multiemployer Plan);

              (b) the appointment of a trustee by a United States District Court to administer any Pension Plan pursuant to ERISA;

              (c) the commencement by the PBGC, or any successor thereto, of any proceeding to terminate any Pension Plan;

              (d) the failure of the Company or any ERISA Affiliate to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

              (e) the withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan;

              (f) the occurrence of an Accumulated Funding Deficiency or a Reportable Event; or

              (g) the occurrence of a Prohibited Transaction which could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole.

         7.15     Environmental Matters.

         (a) (i) Not permit any of its property (whether real or personal, or any portion thereof) to be involved in the use, generation, manufacture, storage, disposal or transportation of Hazardous Material, except in compliance with Hazardous Material Laws, and (ii) keep and maintain all of its other property (whether real or personal, and any portion thereof) in compliance with, and shall not cause or permit any activity at or condition of the Collateral, or any of its other property (whether real or personal, or any portion thereof) to be in violation of any Hazardous Material Laws, unless the failure to comply therewith or violation thereof will not materially adversely affect the Company and its Subsidiaries, taken as a whole.

         (b) Promptly notify the Agent in writing of: (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted or completed pursuant to any applicable Hazardous Material Laws; (ii) any and all claims made by any Person against the Company, any of its Subsidiaries, the Permitted Borrowers or the TEMIC Parties, or any of its other property (whether real or personal, or any portion thereof) relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Material (provided that, until the TEMIC Acquisition, notification to Agent of claims against the TEMIC Parties shall not be required except for claims of which Company has actual knowledge) which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (iii) Company's discovery of any occurrence or condition on any real property or fixtures constituting a part of, adjoining or in the vicinity of any of its property that could cause any such property (or any part thereof) to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Material Laws. The Agent, on behalf of the Lenders, shall have the right to join and participate in, as a party if it or they so elect, any legal proceedings or actions initiated in connection with any of the matters described in subparagraphs (b) (i) or (b)
(ii), above, and the Company agrees to pay the Agent's reasonable attorneys fees in connection therewith.

         (c) Take any material remedial action as may be required under applicable law in response to the presence of any Hazardous Material on, under, or about any of its property (whether real or personal, or any part thereof), and, pursuant thereto, may enter into settlement agreements, consent decrees, or other compromises in respect of any of the matters described in subparagraphs
(b) (i) through (iii), above, provided that, in each case, Company has given Lenders not less than thirty (30) days prior written notice thereof.

         (d) With respect to the properties and operations of TEMIC, commence and diligently proceed to completion with the necessary remedial, corrective or other actions identified in the Environmental Audits, as applicable, or as required under the TEMIC Acquisition Agreement, and cause the TEMIC Parties (to the extent of their respective obligations under the TEMIC Acquisition Agreement) to do so, according to the time periods specified therein, or if no time periods are so specified, as soon as reasonably practicable; provided that Company's obligations under this subparagraph (d) shall not reduce or otherwise affect Company's other obligations hereunder.

         (e) Agent may retain (on its own behalf and on behalf of the Lenders, but at Company's sole expense) such Environmental Auditors as reasonably necessary to evaluate and/or confirm Company's environmental responses, reports or other matters, including Company's compliance with Hazardous Material Laws generally, under this Section 7.15, or elsewhere herein.

         7.16     Post-Closing Pledges and Guaranties; Future Subsidiaries.

         (a)(i) With respect to the share capital (or other ownership interests) of each Significant Foreign Subsidiary listed on Schedule 7.16 hereto as soon as reasonably practicable, but in any event prior to the applicable date specified on Schedule 7.16 hereto, execute and deliver, or cause to be executed and delivered, to the Agent a Pledge encumbering, subject to Section 7.17 hereof, 65% of the share capital of each such Foreign Significant Subsidiary to secure the Indebtedness of the Company and the Domestic Permitted Borrowers and the Indebtedness (as such term is defined therein) of such parties under the Long Term Revolving Credit Agreement and 100% of the share capital of each such Significant Foreign Subsidiary to secure the Indebtedness of the Foreign Permitted Borrowers under the (as such term is defined therein) Long Term Revolving Credit Agreement; in each case in form satisfactory to the Agent and the Required Lenders, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Required Lenders and the Company shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under clause (a)(ii) hereof;

         (b) With respect to each Person which becomes a Significant Domestic Subsidiary subsequent to the Effective Date, within thirty days of the date such Person is created, acquired or otherwise becomes a Significant Subsidiary (whichever first occurs), cause such new Significant Domestic Subsidiary to execute and deliver to the Agent, a Joinder Agreement whereby such Significant Domestic Subsidiary becomes obligated as a Guarantor under the Domestic Guaranty;

         (c) With respect to the share capital (or other ownership interests) of each Person, which becomes a Foreign Significant Subsidiary subsequent to the Effective Date, within sixty days of the date such Person is created, acquired or becomes a Significant Subsidiary (whichever first occurs), the Company shall execute, or cause to be executed, and deliver to the Agent a Pledge Agreement encumbering subject to Section 7.17 hereof, with a first priority Lien 65% of the share capital of each such Significant Foreign Subsidiary to secure the Indebtedness of the Company and the Domestic Permitted Borrowers and the Indebtedness (as such term is defined therein) of such parties under the Long Term Revolving Credit Agreement and 100% of the share capital of each such Foreign Significant Subsidiary to secure the Indebtedness (as such term is defined therein) of the Foreign Permitted Borrowers under the Long Term Revolving Credit Agreement;

         (d) With respect to the share capital (or other ownership interests) of each Person, which becomes a Domestic Significant Subsidiary subsequent to the Effective Date, within thirty days of the date such Person is created, acquired or becomes a Significant Subsidiary (whichever first occurs), the Company shall execute, or cause to be executed, and deliver to the Agent a stock pledge encumbering hereof, 100% of the share capital of each such Significant Domestic Subsidiary to secure the Indebtedness of the Company and the Permitted Borrowers and the Indebtedness (as such term is defined therein) of such parties under the Long Term Revolving Credit Agreement;

in each case in form satisfactory to the Agent and the Required Lenders, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Required Lenders and the Company shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under clauses (c) and (d) hereof.

         7.17 Foreign Subsidiaries Security. If, following a change in the relevant sections of the Internal Revenue Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company and the Permitted Borrowers acceptable to the Required Lenders does not within 30 days after a request from the Agent or the Required Lenders deliver evidence, in form and substance mutually satisfactory to the Required Lenders and the Company, that, with respect to each Significant Foreign Subsidiary whose entire share capital, to the extent owned, directly or indirectly, by the Company has not been encumbered in favor of the Lenders (a) a pledge of 66-2/3 % or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (b) the entering into a guaranty in substantially the form of the Domestic Guaranty by such Significant Foreign Subsidiary, in either such case would cause the undistributed earnings of such Significant Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Significant Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (a) above, that portion of such Significant Foreign Subsidiary's outstanding capital stock so issued by such Significant Foreign Subsidiary not theretofore pledged pursuant to a Pledge Agreement shall be pledged to the Agent for the benefit of the Lenders pursuant to a Pledge Agreement (or another pledge agreement in substantially similar form, if needed) and, in the case of failure to deliver the evidence described in clause (b) above, such Significant Foreign Subsidiary shall execute and deliver the Domestic Guaranty (or another guaranty in substantially the same form, if needed), in each case to the extent that entering into a Pledge Agreement or such Guaranty is permitted under the laws of the respective foreign jurisdiction and all such documents delivered pursuant to this Section 7.17 shall be satisfactory to the Required Lenders.

         7.18     Reserved.

         7.19 German Drop Down. Within one hundred eighty (180) days after the Effective Date, cause the German Drop Down to be completed, substantially on the basis set forth in Counsel's Memorandum and in all respects in compliance with the terms and conditions of this Agreement.

         7.20 Vishay Israel. Within forty-five (45) days following the end of each fiscal year ending after the Effective Date, cause Vishay Israel to request from Israel's Comptroller of Foreign Exchange authorization to increase the limit on the Pledge Agreement executed and delivered by Vishay Israel encumbering the shares of Vishay Europe, to the extent of any increases after the Effective Date in the amount of Vishay Israel's investment in Vishay Europe and as soon as reasonably practicable following receipt of such approval, execute and deliver an amendment in form satisfactory to the Agent and the Required Lenders, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Required Lenders and the Company shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under such Pledge Agreement as amended thereby.

         7.21 Use of Proceeds. The Advances of the Revolving Credit made to the Company or any Permitted Borrower shall be used by Company or such Permitted Borrower solely for general corporate purposes, including without limitation working capital and acquisitions (including the TEMIC Acquisition). None of the proceeds of the Advances made under this Agreement will be used in violation of any applicable law or regulation including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System.

         8.       NEGATIVE COVENANTS

         Company and each of the Permitted Borrowers covenant and agree that, so long as any of the Lenders are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding, it will not, and it will not allow its Subsidiaries, to:

         8.1 Capital Structure, Business Objects or Purpose. Except as otherwise specifically permitted under this Agreement,

                  (a) purchase, acquire or redeem any of its capital stock, except for non-vested stock granted to participants under the Vishay Stock Plans; and

                  (b) make any material change in its capital structure or general business objects or purpose or enter into any business, directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or other businesses in the electronic components industry or which are directly related thereto.

         8.2 Limitations on Fundamental Changes. Enter into any transaction of merger, consolidation or amalgamation, or purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets, business interests or shares of capital stock of any Person or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all, substantially all or any part of its property, business or assets, or make any material change in its present method of conducting business, except:

              (a) any Subsidiary may be merged or consolidated with or into the Company (so long as Company shall be the continuing or surviving corporation); any Domestic Subsidiary may be merged or consolidated with or into any 100% Domestic Subsidiary (so long as such 100% Domestic Subsidiary shall be the continuing or surviving corporation); and any Foreign Subsidiary may be merged or consolidated with or into any 100% Domestic Subsidiary or into any 100%

Foreign Subsidiary (excluding Vishay Israel) so long as such 100% Domestic Subsidiary or such 100% Foreign Subsidiary shall be the continuing or surviving corporation);

              (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company;

              (c) any Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Domestic Subsidiary which is a 100% Subsidiary and any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Domestic Subsidiary or to any other Foreign Subsidiary (excluding Vishay Israel), provided that such Subsidiary is a 100% Subsidiary;

              (d) any Person other than a Subsidiary may merge or consolidate with and into the Company or any 100% Subsidiary (excluding Vishay Israel) so long as (i) the Company or such 100% Subsidiary shall be the surviving corporation and (ii) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

              (e) Permitted Transfers;

              (f) other sales, transfers or other dispositions of any assets of the Company and its Subsidiaries from and after the Effective Date in an aggregate amount not to exceed (i) 15% of Tangible Net Worth in any fiscal year and (ii) 20% of Tangible Net Worth for any period of three consecutive fiscal years (or portion thereof) beginning with fiscal year 1998, determined on the basis of Tangible Net Worth for the fiscal quarter ending immediately prior to the date of determination;

              (g) Permitted Acquisitions; and

              (h) the Permitted Siliconix Merger.

         8.3 Guaranties. Guarantee, endorse, or otherwise become liable for or upon the obligations of others, except by endorsement of cash items for deposit in the ordinary course of business and except for (i) the Guaranties, (ii) the guaranties executed pursuant to the Long Term Revolving Credit Agreement, (iii) guaranties by the Company of Hedging Obligations entered into by any Foreign Subsidiary, (iv) performance guaranties given by Company pursuant to the TEMIC Acquisition Documents, and (v) guaranties of indebtedness as set forth on
Schedule 8.3 attached hereto or as permitted under Section 8.7(f) hereof.

         8.4 Debt. Become or remain obligated for any Debt for borrowed money, or for any Debt incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

              (a) Indebtedness to Lenders (or their Affiliates) hereunder;

              (b) Indebtedness under the Long Term Revolving Credit Agreement;

              (c) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business and any unsecured letters of credit undertaken by such parties in the ordinary course of business outside the United States of America (and necessary under local customs and practices) to support such accounts payable;

              (d) purchase money Debt for fixed assets (including capitalized leases or other non-cancelable leases having a term of 12 months or longer), provided that the aggregate amount of all such purchase money Debt outstanding at any time shall not exceed seven and one-half percent (7.5%) of Tangible Net Worth;

              (e) any Debt assumed pursuant to an acquisition conducted in compliance with this Agreement, provided that such Debt was not entered into, extended or renewed in contemplation of such acquisition and provided further that the aggregate amount of all such Debt at any time outstanding shall not exceed six percent (6%) of Tangible Net Worth;

              (f) Debt to third parties in an aggregate amount at any time outstanding not to exceed $55,000,000; provided that such Debt be issued and at all times maintained on a pari passu basis with the Indebtedness, or on a basis subordinate thereto, and pursuant to documentation containing covenants not more restrictive in the aggregate than the covenants contained in this Agreement (as determined by the Agent and Required Lenders in their reasonable discretion) and provided further, however, that immediately before and immediately after such Debt is incurred, and giving effect thereto, no Default or Event of Default has occurred and is continuing (it being understood that for purposes of this Section 8.4(f), the granting of Liens which are permitted under Section 8.5 hereof shall not be deemed to constitute the entry into more restrictive covenants or to be other than on a pari passu basis);

              (g) Intercompany Loans, but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section 8.7 hereof;

              (h) unsecured Debt issued under Rule 144 of the Securities Act of 1933 or pursuant to a private placement in an aggregate amount for all such Debt issued under this subparagraph (but without giving effect to any repayments or principal reductions thereof) not to exceed Two Hundred Million Dollars ($200,000,000); provided that such Debt be issued and all times maintained on a pari passu basis with the Indebtedness, or on a basis subordinate thereto, and pursuant to documentation containing covenants not more restrictive in the aggregate than the covenants contained in this Agreement (as determined by the Agent and the Required Lenders in their reasonable discretion); provided further, however, that immediately before and immediately after such Debt is incurred, and giving effect thereto, no Default or Event of Default has occurred and is continuing; and provided further that prior to or concurrently with the issuance of such Debt, the Revolving Credit Aggregate Commitment is permanently reduced by an amount equal to not less than 75% of the proceeds of such Debt, net of normal and customary expenses of issuance payable to third parties;

                  (i) unsecured Debt incurred by LPSC and not covered by a Guaranty Obligation, Hedging Obligations and Stock Option Plan Debt.

         8.5 Liens. Permit or suffer any Lien to exist on any of its properties, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:

              (a) Liens in favor of the Agent, as security for the Indebtedness hereunder, for the indebtedness under the Long Term Revolving Credit Agreement and for indebtedness under any Hedging Obligations;

              (b) purchase money security interests in fixed assets to secure purchase money Debt permitted under Section 8.4(d) hereof, provided that such security interest is created substantially contemporaneously with the acquisition of such fixed assets and does not extend to any property other than the fixed assets so financed;

              (c) any lien securing third-party indebtedness assumed pursuant to any Permitted Acquisition conducted in compliance with this Agreement, provided that such lien is limited to the property so acquired and was not entered into, extended or renewed in contemplation of such acquisition;

              (d) Permitted Company Encumbrances and Permitted Encumbrances of the Subsidiaries; and

              (e) Liens securing Debt otherwise permitted hereunder, provided that the aggregate principal amount of all such Debt which is secured by a Lien shall not exceed Five Million Dollars ($5,000,000).

         8.6 Dividends. Declare or pay any dividends on or make any other distribution with respect to (whether by reduction of Stockholder's Equity or otherwise) any shares of its capital stock, except for stock dividends and except for (a) cash dividends by any 100% Subsidiary to the Company or any other 100% Subsidiary which has executed a Guaranty hereunder, (b) dividends paid in cash or in kind by any Subsidiary which is not a 100% Subsidiary or by any Joint Venture, provided that such dividends are paid to each holder of share capital therein (including Company or any of its other Subsidiaries) on a pro rata basis (based on the relative amounts of share capital held by each such holder) and provided further that such dividends are paid to the Company or its other Subsidiaries on substantially the same (or better) terms as (and contemporaneously with) any dividends paid to Persons other than the Company and its Subsidiaries, (c) cash dividends by Vishay Europe which are reinvested in Vishay Europe by its shareholders in compliance with Section 8.7 hereof and (d) cash dividends by Vishay Electronic which are reinvested in Vishay Electronic by Vishay Europe in compliance with Section 8.7, hereof.

         8.7 Investments. Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

              (a) Company's equity ownership interests in the Subsidiaries as of the Effective Date;

              (b) Additional cash investment in Vishay Europe by its shareholders or in Vishay Electronic by Vishay Europe, which is applied by Vishay Europe or Vishay Electronic, as the case may be, concurrently with such investment to reduce its Indebtedness under this Agreement or the Long Term Revolving Credit Agreement, in substantially the amount of such additional investment;

              (c) The existing investments, loans and/or advances in or to Subsidiaries set forth on Schedule 8.7 hereto, in addition to any other matters set forth in this Section 8.7;

              (d) Intercompany Loans, Advances, or Investments made on or after the Effective Date to Company, or by Company or any Subsidiary to Company or any 100% Subsidiary (excluding Vishay Israel), provided that both before and after giving effect to any such loans, advances or investments, no Default or Event of Default has occurred and is continuing under this Agreement;

              (e) Intercompany Loans, Advances or Investments made on or after the Effective Date by Company or any Subsidiary to Vishay Israel or to any Subsidiary which does not constitute a 100% Subsidiary other than Siliconix (provided that any Intercompany Loan included therein be evidenced by and funded under an Intercompany Note encumbered pursuant to a Pledge Agreement), without regard to any repayment of such loans, advances or investments (other than the repayment or recovery of capital or principal), provided that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing and provided further that the aggregate amount of all such loans, advances and investments shall not exceed, at any time outstanding, 10% of Tangible Net Worth;

              (f) Intercompany Loans to Siliconix, but only to the extent evidenced by and funded under an Intercompany Note encumbered pursuant to a Pledge Agreement, provided that both before and after giving effect to any such loans, advances or investments, no Default or Event of Default has occurred and is continuing under this Agreement;

              (g) loans, advances or investments made on or after the Effective Date (without regard to any repayment of such loans, advances or investments, other than the repayment of capital or principal) to any Joint Venture or other Person, including without limitation guaranties by the Company or any Subsidiary (valued on the basis of the aggregate amount of indebtedness covered by a guaranty) of third-party indebtedness of any such Joint Venture or other Person, which loans, advances or investments are not otherwise permitted under this
Section 8.7, in an aggregate amount at any time outstanding not to exceed five percent (5%) of Tangible Net Worth;

              (h) the TEMIC Acquisition and the Remaining Siliconix Acquisition, subject in each case to the terms and conditions of this Agreement;

              (i) investments, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or security of, any Person (other than a Subsidiary or an Affiliate) which is a customer of the Company or any Subsidiary, which investment was made in exchange for amounts owed by such customer to the Company or any Subsidiary (and incurred in the ordinary course of business) or as an advance on the provision of goods and services in the ordinary course of business;

              (j) Hedging Obligations and guaranties by the Company of Hedging Obligations entered into by any Foreign Subsidiary; and

              (k) Permitted Investments.

In valuing any investments, loans and advances for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         8.8 Accounts Receivable. Sell or assign any account, note or trade acceptance receivable, except to Agent on behalf of the Lenders.

         8.9 Transactions with Affiliates. Enter into any transaction with any of its or their stockholders or officers or its or their affiliates, except in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.

         8.10 Operations of Vishay Israel. Permit the normal manufacturing or other operations of Vishay Israel (or of Company or any of its other Subsidiaries conducted in Israel) to be interrupted, stopped or delayed for any period of fourteen (14) consecutive days, excluding regularly scheduled vacations and holidays in the ordinary course of such operations.

         8.11 Prohibition Against Certain Restrictions. (a) Enter into or otherwise become subject to any agreement or arrangement (excluding this Agreement) with any lender or other third party (i) which prohibits, restricts or otherwise limits the ability of Company to make loans, advances or investments to its Subsidiaries or which prohibits, restricts or otherwise limits the ability of any Subsidiary to make loans, advances or investments in any other Subsidiary (ii) which prohibits, restricts or otherwise limits the ability of any Subsidiary to declare or pay any dividends on or make any other distribution with respect to any shares of its capital stock, or (iii) which prohibits, restricts or otherwise limits the execution, delivery or performance by Company or any Subsidiary of any guaranty, indemnity or similar undertaking in favor of Agent or the Lenders.

         (b) Enter into any agreement, document or instrument which would restrict or prevent Company and its Subsidiaries from granting Agent on behalf of Lenders liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens.

         8.12 Amendment of the TEMIC Acquisition Agreement or Lite-On Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of the TEMIC Acquisition Agreement or the Lite-On Documents in any respect which is materially adverse to the Company, as determined by Company in its reasonable discretion, without the prior written approval of Agent and the Required Lenders; provided that promptly following any amendment to any of such documents, Company shall provide Agent with copies of such amendments, for distribution to the Lenders.
         9.       DEFAULTS

         9.1 Events of Default. Any of the following events is an "Event of Default":

                  (a) non-payment when due of the principal or interest of any Advance in accordance with the terms thereof or of any reimbursement obligation under Section 3.6 hereof, and in the case of interest payments, continuance thereof for three (3) days;

                  (b) default in the payment of any money by Company or any of the Permitted Borrowers under this Agreement (other than as set forth in subsection (a), above) or the other Loan Documents, and continuance thereof for three (3) days of the date the same is due and payable;

                  (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any party thereto (provided that, with respect to the covenants set forth in Sections 7.8, 7.10, 7.12,
         7.13 and 7.14 hereof, such event has continued for thirty (30) consecutive days) or the occurrence of any other default or Event of Default, as the case may be hereunder or thereunder;

                  (d) any representation or warranty made by Company or any of the Permitted Borrowers herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made; provided that, with respect to any misrepresentation or breach of warranty arising subsequent to the date hereof under Sections 6.7, 6.8, 6.13 through 6.15 and 6.18 of this Agreement solely by virtue of the nature of the representations and warranties hereunder as continuing, (i) as to Section 6.8, hereof, any applicable cure period existing in respect of such matters shall have expired and (ii) as to the remaining Sections of this Agreement specified in this subparagraph (d), such misrepresentation or breach of warranty hereunder shall have continued for a period of thirty (30) consecutive days;

                  (e) any provision of any Guaranty, or any Pledge Agreement shall at any time for any reason (other than in accordance with its terms or the terms of this Agreement) cease to be valid and binding and enforceable against the Company or the Significant Subsidiaries, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company or any of the Significant Subsidiaries shall deny that it has any or further liability or obligation under any Guaranty, or any Pledge Agreement, as applicable, or any Guaranty, or any Pledge Agreement shall be terminated, invalidated or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby;

                  (f) default in the payment of any other obligation of Company, its Subsidiaries or any of the Permitted Borrowers for borrowed money in excess of Ten Million Dollars ($10,000,000) (or the equivalent thereof in an Alternative Currency), individually or in the aggregate; or default in the observance or performance of any conditions, covenants or agreements related or given with respect to any other obligations for borrowed money in an aggregate amount in excess of Ten Million Dollars ($10,000,000) (or the equivalent thereof in an Alternative Currency), which is sufficient to permit the holder thereof to accelerate the maturity of such obligation;

                  (g) the rendering of any judgment or judgments for the payment of money in excess of the sum of Ten Million Dollars ($10,000,000) (or the Alternative Currency equivalent thereof) in the aggregate against Company, any of its Subsidiaries or any of the Permitted Borrowers, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

                  (h) any Person shall engage in any Prohibited Transaction involving any Pension Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Company or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Company or any ERISA Affiliate shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency, bankruptcy or reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above,
         (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and (y) such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

                  (i) (A) any one Person or group of Persons acting in concert shall acquire or control, directly or indirectly, whether by ownership, proxy, voting trust or otherwise, twenty percent (20%) or more of the voting power of the issued and outstanding stock of Company, other than
         (x) any Person or group of Persons beneficially owning, directly or indirectly, as of the date hereof capital stock of the Company with twenty percent (20%) or more of such voting power or (y) any Permitted Transferee; or (B) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Company's directors (for purposes of this Section 9.1(i)(B), "Continuing Director" means any director who is currently a director and any director who is nominated or elected by a majority of Continuing Directors who are then directors);

                  (j) If a creditors' committee shall have been appointed for the business of Company or any of its Subsidiaries; or if Company or any of its Subsidiaries shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company, or any of its Subsidiaries) and such appointment has not been dismissed or stayed within thirty (30) days from the date of appointment or if an order for relief or otherwise approving any petition for reorganization of Company or any of its Subsidiaries shall be entered; or if an involuntary petition is filed against Company or any of its Subsidiaries and shall not be dismissed or stayed within thirty (30) days from the date of filing thereof.

         9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, if directed to do so by the Required Lenders, declare any commitment of the Lenders to extend credit hereunder immediately terminated; (b) the Agent shall, if directed to do so by the Required Lenders, declare the entire unpaid Indebtedness immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company and the Permitted Borrowers; (c) upon the occurrence of any Event of Default specified in Section 9.1(j) above, and notwithstanding the lack of any declaration by Agent under the preceding clause (a) or (b), the Lenders' commitments to extend credit hereunder shall immediately and automatically terminate and the entire unpaid Indebtedness shall become automatically due and payable without presentment, notice or demand; and (d) the Agent shall, if directed to do so by the Required Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

         9.3 Rights Cumulative. No delay or failure of Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights of Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

         9.4 Waiver by Company and Permitted Borrowers of Certain Laws; JURY WAIVER. To the extent permitted by applicable law, Company and each of the Permitted Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on any principal of any Advance, AND FURTHER HEREBY IRREVOCABLY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH

AGENT OR THE LENDERS (OR ANY OF THEM), ON THE ONE HAND, AND THE COMPANY OR ANY OF THE PERMITTED BORROWERS, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR OTHERWISE. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         9.5 Waiver of Defaults. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with
Section 13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude any other or further exercise of the Lenders' rights by Agent. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent in enforcing any of the Lenders' rights shall constitute a waiver of any of their rights. Company and the Permitted Borrowers expressly agree that this Section may not be waived or modified by the Lenders or Agent by course of performance, estoppel or otherwise.

         9.6 Cross-Default. In addition to the other Events of Default specified herein, any default in the observance, payment or performance of or failure to comply with, after allowance for any applicable cure period, any of the conditions, covenants or agreements of Company or the Permitted Borrowers under the Long Term Credit Agreement or any of the other Long Term Loan Documents, or any security agreements in relation thereto, shall be an Event of Default under the provisions of this Agreement entitling Agent, with the consent of the Required Lenders (without notice or any cure period except as expressly provided herein or therein), to exercise any and all rights and remedies provided hereby. Any Event of Default shall also constitute a default under all other instruments securing this or any other present or future borrowings, or any agreements in relation thereto, entitling Agent and the Lenders to exercise any and all rights and remedies provided therein.

         10.      PAYMENTS, RECOVERIES AND COLLECTIONS.

         10.1     Payment Procedure.

                  (a) All payments by Company and/or by any of the Permitted Borrowers of principal of, or interest on, Advances of the Revolving Credit or Fees shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Lenders, at Agent's office located at One
         Detroit Center, Detroit, Michigan 48226, in respect of Domestic Advances or Fees payable in Dollars. Payments made in respect of any Advance in any Alternative Currency or any Fees payable in any Alternative Currency shall be made in such Alternative Currency in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Lenders, not later than 11:00 a.m. (the time of Agent's Correspondent). Upon receipt of each such payment, the Agent shall make prompt payment to each Lender, or, in respect of Eurocurrency-based Advances, such Lender's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender.

                  (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company or any of the Permitted Borrowers is due that the Company or such Permitted Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Company or such Permitted Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If the Company or any of the Permitted Borrowers has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent in the applicable currency the amount of such assumed payment made available to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate, as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                  (c) Whenever any payment to be made hereunder (other than payments in respect of any Eurocurrency-based Advance) shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. Whenever any payment of principal of, or interest on, a Eurocurrency-based Advance shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any.

                  (d) All payments to be made by the Company or the Permitted Borrowers under this Agreement shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company or any of the Permitted Borrowers, as the case may be, is compelled by law to make payment subject to such tax. In such event, Company and such Permitted Borrower shall:

                         (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Lenders such additional amounts as may be necessary to ensure that the Agent and/or such Lender or Lenders receive a net amount in the applicable Permitted Currency equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                        (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent such certificates or certified copy receipts as the Agent or any Lender shall reasonably require as proof of the payment by the Company or such Permitted Borrower of any such taxes payable by the Company or such Permitted Borrower.

         As used herein, the terms "tax", "taxes" and "taxation" include all taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in any Alternative Currency hereunder, or the payment and/or receipt of funds in any Alternative Currency hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, the Permitted Borrower, Agent or any of the Lenders).

         10.2 Application of Proceeds. Subject to the Pledge Agreements, but notwithstanding anything to the contrary in this Agreement or other Loan Document, after an Event of Default, the proceeds of any offsets, voluntary payments by the Company or the Permitted Borrowers or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to payment of principal and interest of outstanding Advances in such order and manner as determined by the Required Lenders (subject, however, to the applicable Percentages of the Revolving Credit held by each of the Lenders), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Company or the Permitted Borrowers, as the case may be. The application of such proceeds and other sums to the outstanding Indebtedness hereunder shall be based on each Lender's Percentage of the aggregate Indebtedness.

         10.3 Pro-rata Recovery. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the outstanding Advances in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all outstanding Advances, such Lender shall purchase from the other Lenders such participations in the outstanding Advances held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the Percentages of the Revolving Credit with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         10.4 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Company but subject to the provisions of Section 10.3 hereof, (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company or any Permitted Borrower now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company or such Permitted Borrower and any property of the Company or such Permitted Borrower from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured. Promptly following any such setoff, such Lender shall give written notice to Agent and to Company and the applicable Permitted Borrower of the occurrence thereof. Each of the Company and each Permitted Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Company and the Permitted Borrowers under this Agreement. The rights of each Lender under this Section 10.4 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

         11.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

         11.1 Reimbursement of Prepayment Costs. If Company or any Permitted Borrower makes any payment of principal with respect to any Eurocurrency-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company or any Permitted Borrower converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; or if Company or any Permitted Borrower fails to borrow, refund or convert into any Eurocurrency-based Advance after notice has been given by Company or such Permitted Borrower to Agent in accordance with the terms hereof requesting such Advance, or if Company or any Permitted Borrower fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance when due, Company and the applicable Permitted Borrower shall reimburse Agent for itself and/or on behalf of any Lender, as the case may be, on demand for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by Agent and Lenders, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Lenders, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by Company to Agent for itself and/or on behalf of any Lender, as the case may be, may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Lenders, as the case may be) which would have accrued to Agent and Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurocurrency-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Lenders shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Lender, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Lender, Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

         11.3 Availability of Alternative Currency. The Agent and the Lenders shall not be required to make any Advance in an Alternative Currency if, at any time prior to making such Advance, the Agent or the Required Lenders (after consultation with Agent) shall determine, in its or their sole discretion, that
(i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent and the Lenders; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or the Lenders, as applicable, to make such Advance in the applicable Alternative Currency. The Agent or the applicable Lender, as the case may be, shall promptly notify the Company and Lenders of any such determination.

         11.4 Refunding Advances in Same Currency. If pursuant to any provisions of this Agreement, the Company or any of the Permitted Borrowers repays one or more Advances and on the same day borrows an amount in the same currency, the Agent shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the Company or such Permitted Borrower, or by the Company or such Permitted Borrower to the Agent, as the case may be.

         11.5 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Required Lenders (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or in any applicable Alternative Currency, as the case may be, in the applicable amounts are not being offered to the Agent or such Lenders for such Interest Period, then Agent shall forthwith give notice thereof to the Company and the Permitted Borrowers. Thereafter, until Agent notifies Company and the Permitted Borrowers that such circumstances no longer exist, (i) the obligation of Lenders to make Eurocurrency-based Advances (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), and the right of Company and the Permitted Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), shall be suspended, and
(ii) the Company and the Permitted Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby in the applicable Permitted Currency, together with accrued interest thereon, any amounts payable under Sections 11.1 and 11.8 hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

         11.6 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any
Advance with interest at the Eurocurrency-based Rate, or in an Alternative Currency, such Lender shall forthwith give notice thereof to Company and to Agent. Thereafter, (a) the obligations of Lenders to make Eurocurrency-based Advances or Advances in any such Alternative Currency and the right of Company or any Permitted Borrower to convert an Advance into or refund an Advance as a Eurocurrency-based Advance or as an Advance in any such Alternative Currency shall be suspended and thereafter Company and the Permitted Borrowers may select as Applicable Interest Rates or as Alternative Currencies only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Lenders may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance or in such Alternative Currency, the applicable Advance shall immediately be converted to a Prime-based Advance (in the Dollar Amount thereof) and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

         11.7 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Lenders (or any of their respective
Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

                  (a) shall subject any of the Lenders (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Lender's principal executive office or Eurocurrency Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Lenders (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or as an Advance in any Alternative Currency or to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of a Eurocurrency-based Advance or any Advance in an Alternative Currency, whether with respect to Advances to Company or to any of the Permitted Borrowers, then such Lender shall promptly notify Agent, and Agent (or such Lender, as aforesaid) shall promptly notify Company and Permitted Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. Agent will promptly notify Company and the Permitted Borrowers of any event of which it has knowledge which will entitle Lenders to compensation pursuant to this Section, or which will cause Company or Permitted Borrowers to incur additional liability under Sections 11.1 and 11.8 hereof, provided that Agent shall incur no liability whatsoever to the Lenders, Company or Permitted Borrowers in the event it fails to do so. A certificate of Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

         11.8 Indemnity. The Company will indemnify Agent and each of the Lenders against any loss or expense (but excluding loss of any Applicable
Margin) which may arise or be attributable to the Agent's and each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company or any of the Permitted Borrowers to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company or any Permitted Borrower to borrow, refund or convert on a date specified therefor in a Request for Advance or (c) due to any payment, prepayment or conversion of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company or such Permitted Borrower with respect to a deposit obtained by the Agent or any of the Lenders in order to fund such Advance to the Company or to such Permitted Borrower. The Agent's and each Lender's, as applicable, calculations of any such loss or expense shall be furnished to the Company and shall be conclusive, absent manifest error.

         11.9 Judgment Currency. The obligation of the Company and Permitted Borrowers to make payments of the principal of and interest on the outstanding Advances and any other amounts payable hereunder in the currency specified for such payment herein shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Lenders of the full amount of the particular Permitted Currency expressed to be payable herein. The Agent shall, using all amounts obtained or received from the Company and from Permitted Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the outstanding Advances, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Company and the Permitted Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein.

         11.10 Capital Adequacy and Other Increased Costs. In the event that after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or Agent (or any corporation controlling such Lender or Agent) and such Lender or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Lender's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or Agent to be material (collectively, "Increased Costs"), then Agent or such Lender shall notify the Company, and thereafter the Company shall pay to such Lender or Agent, as the case may be, from time to time, upon request by such Lender or Agent, additional amounts sufficient to compensate such Lender or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or Agent reasonably determines to be allocable to the existence of such Lender's or Agent's obligations or Advances hereunder; provided, however that the Company shall not be obligated to reimburse any Lender for any Increased Costs pursuant to this Section 11.10 unless such Lender notifies Company and the Agent within 180 days after such affected Lender has obtained actual knowledge of such Increased Costs (but in any event within 365 days after such affected Lender is required to comply with the applicable change in law). A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or Agent, as the case may be, shall be submitted by such Lender or by Agent to the Company, reasonably promptly after becoming aware of any event described in this Section 11.10 and shall be conclusive, absent manifest error in computation.

         11.11 Substitution of Lenders. If (a) the obligation of any Lender to make Eurocurrency-based Advances has been suspended pursuant to Section 11.5 or
11.6 or (b) any Lender has demanded compensation under Section 11.1 or 11.7, (in each case, an "Affected Lender"), then Company shall have the right (subject to
Section 13.8 hereof), with the assistance of the Agent, to seek a substitute lender or lenders (which may be one or more of the Lenders (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Advances of the Revolving Credit and assume the commitments under this Agreement of such Affected Lender. The Affected Lender shall be obligated to sell its Advances of the Revolving Credit and assign its commitments to such Purchasing Lender or Purchasing Lenders within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender within ten Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Lender under Section 11.1 if Company (or the applicable Permitted Borrower) has prepaid the outstanding Eurocurrency-based Advances of the Affected Lender on the date of such sale and (ii) any additional compensation accrued for its account under 3.4, 11.7 and 11.10 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment, and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Affected Lender, as assignor, such Purchasing Lender, as assignee, Company and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment. In connection with any assignment pursuant to this Section 11.11, Company or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in
Section 13.8.

         12.      AGENTS

         12.1 Appointment of Agent. Each Lender appoints and authorizes the Agent to act on behalf of such Lender under the Loan Documents and appoints and authorizes the Agents to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents, as the case may be, by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including in-house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company or any of the Permitted Borrowers under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto (to the extent of Agent's powers hereunder or thereunder, as aforesaid), and for which Agent is not reimbursed by Company or such Permitted Borrower, pro rata according to such Lender's Percentage, but excluding any such expenses resulting from the gross negligence or willful misconduct of such Agent, as applicable. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to their respective satisfaction by the Lenders against loss, costs, liability and expense

(excluding liability resulting from its gross negligence or willful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         12.2 Deposit Account with Agent. Each of Company and the Permitted Borrowers hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement.

         12.3 Exculpatory Provisions. The Agent agrees to exercise its rights and powers, and to perform its duties, as an agent hereunder and under the other Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 12 (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, or to make any inquiry respecting the performance by Company, any of its Subsidiaries or any of the Permitted Borrowers of its obligations hereunder or thereunder. Agent shall not have, or be deemed to have, a fiduciary relationship with any Lender by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

         12.4 Successor Agent. The Agent may resign as such at any time upon at least 30 days prior notice to Company and all Lenders. If Agent at any time shall resign or if a vacancy shall occur in the office of the Agent for any other reason, Required Lenders shall, by written instrument, appoint a successor Agent (consisting of any other Lender or financial institution satisfactory to such Required Lenders) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior agent such documents of transfer and assignment as such successor agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring agent as if originally named. The retiring agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an agent hereunder.

         12.5 Loans by Agents. Each of the Agents shall have the same rights and powers with respect to the credit extended by it as any Lender and may exercise the same as if it were not an agent hereunder, and the term "Lender" and, when appropriate, "holder" shall include the Agents in their respective individual capacities.

         12.6  Credit   Decisions.   Each  Lender   acknowledges  that  it  has,
independently of Agents and each other Lender and based on the financial statements of Company, the Permitted Borrowers and the Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of Agents and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         12.7 Notices by Agent. Agent shall give prompt notice to each Lender of its receipt of each notice or request required or permitted to be given to Agent by Company or a Permitted Borrower pursuant to the terms of this Agreement and shall promptly distribute to the Lenders any reports received from the Company or any of its Subsidiaries or any of the Permitted Borrowers under the terms hereof, or other material information or documents received by Agent, in its capacity Agent, from the Company, its Subsidiaries or the Permitted Borrowers.

         12.8 Agent's Fees. Until the Indebtedness has been repaid and discharged in full and no commitment to fund any loan hereunder is outstanding, the Company shall pay to the Agent, as applicable, an agency fee(s) set forth (or to be set forth from time to time) in the Fee Letter on the terms set forth therein. The Agent's Fees described in this Section 12.8 shall not be refundable under any circumstances.

         12.9 Nature of Agency. The appointment of Agents as Agent and Syndication Agent, respectively, is for the convenience of Lenders, Company and the Permitted Borrowers in making Advances of the Revolving Credit or any other Indebtedness of Company or the Permitted Borrowers hereunder, collecting fees, and principal and interest on the Indebtedness, and otherwise administering this Agreement and the other Loan Documents according to the express terms hereof and thereof. No Lender is purchasing any Indebtedness from Agents (or either of them) and this Agreement is not intended to be a purchase or participation agreement (except to the extent of risk participations acquired pursuant to Section 3.6(c) hereof).

         12.10 Authority of Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement (including, without limitation, any required approval or direction of the Required Lenders or the Lenders, as applicable, to be obtained by or given to the Agent hereunder), authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection of the Indebtedness and enforcement of this Agreement and the other Loan Documents and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to the Company, any of its Subsidiaries, any of the Permitted Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Indebtedness, this Agreement or the other Loan Documents, but in each case only to the extent of any required approval or direction of the Required Lenders or the Lenders, as applicable, obtained by or given to the Agent hereunder.

         12.11 Indemnification. The Lenders agree to indemnify each of the Agents in their respective capacities as such, to the extent not reimbursed by the Company or the Permitted Borrowers, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agents, or either of them, as the case may be, hereunder, provided that no Lender shall be liable to Agent or Syndication Agent, as the case may be, for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of such agent, or any of its officers, employees, directors or agents.

         12.12 Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of such agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by Company or a Lender that the Company or such Lender considers that a Default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any Default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining actual knowledge thereof, notify each Lender of such Default or Event of Default and the action, if any, the Agent proposes be taken with respect thereto.

         12.13 Agent's Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action, on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Required Lenders or the Lenders, as applicable hereunder. Action that may be taken by Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Lenders have been given reasonable advance notice (subject to the requirement that amendments, waivers or consents under Section 13.11 hereof be made in writing by the Required Lenders or all the Lenders, as applicable), or
(ii) pursuant to the written consent of the requisite Percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

         12.14 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in the absence of the express written direction and instruction of the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder). In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct in conformity with this Agreement, the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Lenders unless the terms hereof otherwise require the consent of all the Lenders to the taking of such actions (in which event all of the Lenders must join in such action). Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

         12.15 Managers and Lead Managers. Credit Lyonnais New York Branch has been designated by the Company as "Documentation Agent", NationsBanc Montgomery Securities LLC has been designated by the Company as "Syndication Agent" and Barclay's Capital, CoreStates Bank N.A. and Fleet National Bank have been designated by the Company as "Managing Agents" under this Agreement. Other than its rights and remedies as a Lender hereunder, such Documentation Agent, Syndication Agent and each such Managing Agent shall have no administrative, collateral or other rights or responsibilities, provided, however, that each such Documentation Agent, Syndication Agent and each Managing Agent shall be entitled to the benefits afforded to the Agents under Sections 12.5 and 12.6 hereof.

         13.      MISCELLANEOUS

         13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

         13.2 Consent to Jurisdiction. Each of the Company and the Permitted Borrowers hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and each of the Company and the Permitted Borrowers hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each of the Permitted Borrowers irrevocably appoints the Company as its agent for service of process. Each of the Company and the Permitted Borrowers irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Company at its address specified on the signature page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent (or any of them) to bring any such action or proceeding against the Company or the

Permitted Borrowers or any of its or their property in the courts of any other jurisdiction. Each of the Company and the Permitted Borrowers hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         13.3 Law of Michigan. This Agreement has been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except as and to the extent expressed to the contrary in any of the Loan Documents. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.4 Interest. In the event the obligation of the Company or any of the Permitted Borrowers to pay interest on the principal balance of the outstanding Advances is or becomes in excess of the maximum interest rate which the Company or any Permitted Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to any Lender's Percentage of the Revolving Credit, as applicable, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

         13.5 Closing Costs; Other Costs. Company shall pay or reimburse Agents for their own accounts or on behalf of the Lenders for payment of, on demand (a) all closing costs and expenses, including, by way of description and not limitation, in-house and outside attorney fees and advances, appraisal and accounting fees, title and lien search fees, and required travel costs, incurred by Agents (and either of them) in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with any refinancing or restructuring of the loans or advances provided under this Agreement or the other Loan Documents, or any amendment thereof or waiver or consent with respect thereto requested by Company; and (b) all stamp and other taxes and fees payable or determined to be payable (by either of the Agents or any Lender) in connection with the execution, delivery, filing or recording of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, and costs and expenses to Environmental Auditors retained by Agent hereunder, incurred by Agents (and either of them) in revising, preserving, protecting, exercising or enforcing any of its or any of the Lenders' rights against Company or any of the Permitted Borrowers, or otherwise incurred by Agents and by the Lenders (using a single law firm retained by Agent, with the approval of the Required Lenders) in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agents (and either of them) or any Lender which would not have been asserted were it not for the Agents' or such Lender's relationship with Company and the Permitted Borrowers hereunder or otherwise, shall also be paid by Company and the Permitted Borrowers. All of said amounts required to be paid by Company hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agents, as applicable, at the Prime-based Rate, plus three percent (3%).

         13.6 Notices. Except as otherwise expressly set forth in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on the Administrative Detail Forms on file with the Agent or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agents may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

         13.7 Further Action. Company and the Permitted Borrowers, from time to time, upon written request of Agents will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action, as may be required to carry out the intent and purpose of this Agreement, and to provide for Advances under this Agreement, according to the intent and purpose herein and therein expressed.

         13.8     Successors and Assigns; Assignments and Participations.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Permitted Borrowers and the Lenders and their respective successors and assigns.

                  (b) The foregoing shall not authorize any assignment by Company or any of the Permitted Borrowers, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Lenders.

                  (c) The Company, Permitted Borrowers and Agents acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof (including Section 13.14 hereof), assign or grant participations in such Lender's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Company and the

Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Lender, any other Lender or any Federal Reserve Bank. The Company and each of Permitted Borrowers authorize each Lender to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Lender's possession concerning the Company and such Permitted Borrower which has been delivered to such Lender pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 13.13 hereof.

                  (d) Each assignment by a Lender of any portion of its rights and/or obligations hereunder and under the other Loan Documents, other than assignments to such Lender's Affiliates or to a Federal Reserve Bank under
Section 13.8(c)(ii) hereof, shall be made pursuant to an Assignment Agreement ("Assignment Agreement") substantially (as determined by Agent), in the form attached hereto as Exhibit E (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                    (i) each partial assignment shall be made as an assignment of a part of all of the assigning Lender's rights and obligations hereunder;

                    (ii) each  assignment  shall be in a  minimum  amount of the lesser of (x) Five Million Dollars ($5,000,000) and (y) the entire remaining amount of assigning Lender's interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender's interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $5,000,000;

                   (iii) no  assignment  shall be  effective  unless  Agent  has received from the assignee (or from the assigning Lender) an assignment fee of $3,500 for each such assignment.

In connection with any assignment subject to this Section 13.8(d), Company, each of the Permitted Borrowers and Agents shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until the Agent shall have received a notice of assignment duly executed by the assigning Lender and an Assignment Agreement (with respect thereto) duly executed by the assigning Lender and each assignee; and (y) the assigning Lender shall have delivered to the Agent the original of each Note, if any, issued to such Lender, held by the assigning Lender under this Agreement. From and after the date on which the Agents shall notify Company and the Lender which has accepted an assignment subject to this Section 13.8(d) that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Lender, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents. Schedule 1.1 to this Agreement shall be deemed to be amended to reflect the applicable new Percentages of the Lenders (including the assignee Lender), taking into account such assignment.

                  (e) Each Lender agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable participation agreement):

                    (i) such Lender shall remain the holder of its interest in the Indebtedness hereunder, notwithstanding any such participation;

                    (ii) except as expressly  set forth in this Section  13.8(e)
                         with  respect to rights of setoff and the  benefits  of
                         Section 11 hereof, a participant shall have no direct rights or remedies hereunder;

                   (iii) such   Lender   shall   retain   the  sole   right  and
                         responsibility to enforce the obligations of the Company and Permitted Borrowers relating to this Agreement and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except in the case of participations granted to an Affiliate of such Lender and except for those matters covered by Section 13.11(a) through (e) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender, and Company, Permitted Borrowers, Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender's rights and duties hereunder).

Company and each of the Permitted Borrowers each agrees that each participant shall be deemed to have the right of setoff under Section 10.4 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Lender under this Agreement, shall be subject to the pro rata recovery provisions of Section 10.3 hereof and shall be entitled to the benefits of Section 11 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Lender and the Person purchasing such participation, and the Company, the Permitted Borrowers, the Agents and the other Lenders shall not have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Lender of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

                  (f) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Percentages of such Lenders and the principal amount of each type of Advance owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Company, the Permitted Borrowers, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Permitted Borrowers or any Lender upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in such entry.

                  (g) Nothing in this Agreement, or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, or the other Loan Documents.

         13.9 Indulgence. No delay or failure of Agents and the Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights of Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which Agents and the Lenders would otherwise have.

         13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Company or the Permitted Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Agent at the direction of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase any Lender's commitments hereunder, (b) reduce the principal of, or interest on, the Advances or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the outstanding Advances or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Section 9.1(a) or (b) hereof, (e) release or defer the granting or perfecting of a lien or security interest in any collateral or release any guaranty or similar undertaking provided by any Person or modify any indemnity provided to the Lenders, hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (f) take any action which requires the signing of all Lenders pursuant to the terms of this Agreement or any other Loan Document, (g) change the aggregate unpaid principal amount of the outstanding Advances which shall be required for the Lenders or any of them to take any action under this Agreement or any other Loan Document, (h) change this
Section 13.11, or (i) change the definition of "Required Lenders", "Interest Periods", "Alternative Currencies", "Permitted Borrower" or "Percentage", and provided further, however, that no amendment, waiver or consent hereunder shall, unless in writing and signed by the Agents in addition to all the Lenders, affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Lenders" or "the Lenders" shall refer to all Lenders, unless expressly stated to refer to Required Lenders.

         13.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Lender or Agents (or either of them) by any jurisdiction where a Lender or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company and each of the Permitted Borrowers, jointly and severally, agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Lenders harmless with respect thereto.

         13.13 Confidentiality. Each Lender agrees that without the prior consent of Company, it will not disclose (other than to its employees or to employees of any of its Affiliates, to another Lender or to any of their respective auditors or counsel) any information with respect to the Company or any of its Subsidiaries or any of the Permitted Borrowers which is furnished pursuant to the terms and conditions of this Agreement or any of the other Loan Documents or which is designated (in writing) by Company or any of the Permitted Borrowers to be confidential; provided that any Lender may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Lender from any third party under no duty of confidentiality to the Company or such Permitted Borrower known to such Lender after reasonable inquiry, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect of any inquiry by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, an interest in this Agreement and the other Loan Documents, as aforesaid.

         13.14 Withholding Taxes. If any Lender is not incorporated under the laws of the United States or a state thereof, such Lender shall promptly (but in any event prior to the initial payment of interest hereunder) deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Lender's domicile which provides for the exemption from withholding on interest payments to such Lender, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Lender hereunder is effectively connected with the conduct of a trade or business in the United

States or (iii) other evidence satisfactory to the Agent that such Lender is exempt from United States income tax withholding with respect to such income; provided, however, that such Lender shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to Advances to the Company or any Domestic Subsidiary which subsequently becomes a Permitted Borrower hereunder, if such Lender has assigned its interest in the Revolving Credit (including any outstanding Advances thereunder and participations in Letters of Credit issued hereunder) and any Notes issued to it by the Company, or any Domestic Subsidiary (if any) which subsequently becomes a Permitted Borrower hereunder, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Lender shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Lender hereunder were subject to United States income tax withholding when made, such Lender shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company or the Permitted Borrowers, each Lender and each of the Agents shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company or the Permitted Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Company or the Permitted Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under
Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such of the Lender or the Agents, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

         13.15 ERISA Restrictions. To the extent any Advance hereunder is funded by or on behalf of an insurance company, bank, or other Person deemed to hold assets of any employee benefit plan subject to ERISA or other plan as defined in and subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code pursuant to applicable Department of Labor regulations (the "Plan Asset Regulations"), or any such plan acting on its own behalf, such insurance company, bank, entity or plan warrants and represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such insurance company, bank, entity or plan to fund the Advance(s) hereunder:

                  (a) the Source consists of plan assets subject to the discretionary authority or control of an in-house asset manager ("INHAM") as such term is defined in Section IV(a) of Prohibited Transaction Class Exemption 96-23 (issued April 10, 1996) ("PTCE 96-23"), and the funding of the Advance(s) hereunder is exempt under the provisions of PTCE 96-23; or

                  (b) the Source is an "insurance company general account" as such term is defined in section V(e) of Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95- 60"), and the funding of the Advance(s) hereunder is exempt under the provisions of PTCE 95-60; or

                  (c) the Source is either (x) an insurance company pooled separate account, within the meaning of Prohibited Transaction Class Exemption 90-1 (issued January 29, 1990) ("PTCE 90- 1") or (y) a bank collective investment fund, within the meaning of Prohibited Transaction Class Exemption 91-38 (issued July 12, 1991) ("PTCE 91-38") and, except as such insurance company or bank has disclosed to the Company in writing pursuant to this paragraph (ii), no plan or group of plans maintained by the same employer or employee organization, beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; and, in either such case, all records necessary to establish the availability of each exemption by reason thereof will be maintained and made available as required by the terms of such exemption; or

                  (d) the Source is an "investment fund" (within the meaning of Part V of Prohibited Transaction Class Exemption 84-14 (issued March 13, 1984) (the "QPAM Exemption")) managed by a "qualified professional asset manager" ("QPAM") within the meaning of Part V of the QPAM exemption) which has been identified pursuant to this paragraph (iii), such that the funding of the Advance(s) by or on behalf of such investment fund is exempt from the application of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code, provided that no party to the transactions described in this Agreement and no affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such party has, or at any time during the immediately preceding year exercised, the authority to appoint or terminate the identified QPAM as manager of the assets of any employee benefit plan that has an interest in such investment fund (which plans have been identified pursuant to this paragraph (iii)) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan; or

                  (e) the Source is a "governmental plan" as defined in Title 1,
Section 3(32) of ERISA; or

                  (f) the Source is one or more "employee benefit plans" (or other plan as defined in and subject to Section 4975 of the Internal Revenue
Code) or a separate account, trust fund, or other entity comprised of one or more such plans (determined after giving effect to the Plan Asset Regulations) each of which has been identified to the Company in writing pursuant to this paragraph (v); or

                  (g) the Source does not include assets of any employee benefit plan or other plan, other than a plan exempt from coverage under ERISA and from the prohibited transactions of Section 4975 of the Internal Revenue Code.

         13.16 Effective Date. This Agreement shall become effective upon the Effective Date, and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder remains outstanding. Those Permitted Borrowers not signatories to this Agreement on the Effective Date shall become obligated hereunder (and shall be deemed parties to this Agreement) upon the execution and delivery, according to the terms and conditions set forth in Section 2.1 hereof, of the Permitted Borrower Addendum.

         13.17 Severability. In case any one or more of the obligations of the Company or any of the Permitted Borrowers under this Agreement, or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company or such Permitted
Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or such Permitted Borrower under this Agreement or any of the other Loan Documents in any other jurisdiction.

         13.18 Table of Contents and Headings; Construction of Certain Provisions. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof. If any provision of this Agreement or any of the other Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the other Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the other Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Company and the Permitted Borrowers set forth in Section 11.8 hereof (together with any other indemnities of the Company or the Permitted Borrowers contained elsewhere in this Agreement or in any of the other Loan Documents and of Lenders set forth in Sections 12.1, 12.12 and 13.13 hereof shall, notwithstanding anything to the contrary contained in this Agreement, survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.

         13.21 Complete Agreement. This Agreement, the Notes, if issued, any Requests for Advance hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing.


                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         WITNESS the due execution hereof as of the day and year first above written.


COMPANY:                                             AGENT:

VISHAY INTERTECHNOLOGY, INC.                         COMERICA BANK, As Agent


By:  /s/ Richard N. Grubb                             By: /s/ Dan M. Roman
     --------------------                                 ----------------
     Richard N. Grubb                                     Dan M. Roman
Its: Executive Vice President,                       Its: Vice President
       Chief Financial Officer and Director          One Detroit Center
63 Lincoln Highway                                   500 Woodward Avenue
Malvern, Pennsylvania 19355                          Detroit, Michigan 48226
                                                     Attention:Corporate Finance


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     BANKS:

                                     COMERICA BANK, Individually, as Issuing
                                     Bank and as Swing Line Bank



                                     By:  /s/ Dan M. Roman
                                          ----------------
                                          Dan M. Roman
                                     Its: Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                      CORESTATES BANK, N.A.


                                     By:  /s/ Randall R. Meck
                                          -------------------
                                          Randall R. Meck
                                     Its: Assistant Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                      NATIONSBANK, N.A.

                                     By:  /s/ Sharon Ellis
                                          -------------------
                                          Sharon Ellis
                                     Its: Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                      BHF-BANK AKTIENGESELLSCHAFT

                                     By:  /s/ Hans J. Scholz
                                          ----------------
                                          Hans J. Scholz
                                     Its: Vice President

                                     By:  /s/ John Sykes
                                          ----------------
                                          John Sykes
                                     Its: Assistant Vice President



                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     BANK HAPOALIM B.M.,
                                     PHILADELPHIA BRANCH


                                     By:  /s/ Carl Kopfinger
                                          ----------------
                                          Carl Kopfinger
                                     Its: Vice President


                                     By:  /s/ F.J. McEntee
                                          ------------------
                                          F.J. McEntee
                                     Its: Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     BANK LEUMI le-ISRAEL, B.M.

                                     By: /s/ Y. Apelker
                                         ----------------
                                         Y. Apelker
                                     Its:

                                     By: /s/ Mira Fink
                                         ----------------
                                         Mira Fink
                                     Its:


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     PNC BANK, NATIONAL ASSOCIATION

                                     By:  /s/ Daniel K. Fitzpatrick
                                          -------------------------
                                          Daniel K. Fitzpatrick
                                     Its: Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     THE BANK OF TOKYO-MITSUBISHI, LTD.
                                     NEW YORK BRANCH

                                     By:  /s/ Christopher P. Wilkens
                                          --------------------------
                                          Christopher P. Wilkens
                                     Its: Atttorney-In-Fact


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     SOCIETE GENERALE, NEW YORK
                                     BRANCH

                                     By:  /s/ Michelle Martin
                                          ----------------
                                          Michelle Martin
                                     Its: Assistant Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     FLEET NATIONAL BANK


                                     By:  /s/ Mike Barclay
                                          ----------------
                                          Mike Barclay
                                     Its: Assistant Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     BARCLAYS BANK PLC


                                     By:  /s/ John Biestman
                                          ----------------
                                          John Biestman
                                     Its: Director


                                                        Signature Page For Short
                                                           Term Credit Agreement

                                     ABN AMRO BANK NV

                                     By:  /s/ Brian Horgan
                                          ----------------
                                          Brian Horgan
                                     Its: Vice President



                                                        Signature Page For Short
                                                           Term Credit Agreement

                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION

                                     By:  /s/ Michael McCutchin
                                          -----------------------
                                          Michael McCutchin
                                     Its: Managing Director


                                                        Signature Page For Short
                                                           Term Credit Agreement

                                     THE BANK OF NOVA SCOTIA


                                     By:  /s/ J. Alan Edwards
                                          --------------------
                                          J. Alan Edwards
                                     Its: Authorized Signatory


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     THE FIRST NATIONAL BANK OF
                                     CHICAGO

                                     By:  /s/ Amy L. Robbins
                                          ------------------
                                          Amy L. Robbins
                                     Its: Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     WESTDEUTSCHE LANDESBANK
                                     GIROZENTRALE, NEW YORK BRANCH

                                     By:  /s/ Alan S. Bookspan
                                          ---------------------
                                          Alan S. Bookspan
                                     Its: Vice President

                                     By:  /s/ Thomas Lee
                                          ----------------
                                          Thomas Lee
                                     Its: Associate

                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     BANK AUSTRIA AKTIENGESELLSCHAFT


                                     By: /s/ Joseph A. Steiner
                                         ----------------
                                         Joseph A. Steiner
                                     Its:  Senior Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     THE BANK OF NEW YORK

                                     By:  /s/ Walter C. Parelli
                                          ---------------------
                                          Walter C. Parelli
                                     Its: Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     BANQUE NATIONALE DE PARIS


                                     By:  /s/ Richard L. Sted
                                          ----------------
                                          Richard L. Sted
                                     Its: Senior Vice President

                                     By:  /s/ Thomas George
                                          ----------------
                                          Thomas George
                                     Its: Vice President


                                                        Signature Page For Short
                                                           Term Credit Agreement

                                     CREDIT AGRICOLE INDOSUEZ


                                     By:  /s/ Craig Welch
                                          ----------------
                                          Craig Welch
                                     Its: First Vice President

                                     By:  /s/ Cheryl Solometo
                                          -------------------
                                          Cheryl Solometo
                                     Its: Vice President



                                                        Signature Page For Short
                                                           Term Credit Agreement

                                     KEYBANK NATIONAL ASSOCIATION


                                     By:  /s/ Karen A. Lee
                                          -----------------
                                          Karen A. Lee
                                     Its: Vice President


                                                        Signature Page For Short
                                                           Term Credit Agreement

                                     MELLON BANK, N.A.



                                     By:  /s/ Clifford Mull
                                          ------------------
                                          Clifford Mull
                                     Its: Assistant Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     WACHOVIA BANK, N.A.


                                     By:  /s/ Adam T. Ogburn
                                          ------------------
                                          Adam T. Ogburn
                                     Its: Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     KREDIETBANK N.V.


                                     By:  /s/ John E. Thierfelder
                                          -----------------------
                                          John E. Thierfelder
                                     Its: Vice President

                                     By:  /s/ Robert Snauffer
                                          -----------------------
                                          Robert Snauffer
                                     Its: Vice President


                                                      Signature Page For Short
                                                           Term Credit Agreement

                                     NATEXIS BANQUE

                                     By:  /s/ Pieter J. Van Tulder
                                          ----------------
                                          Pieter J. Van Tulder
                                     Its: Vice President


                                     By: /s/ John Rigo
                                         ----------------
                                          John Rigo
                                     Its: Assistant Vice President


                                                        Signature Page For Short
                                                           Term Credit Agreement

                                     ISTITUTO BANCARIO SAN PAOLO DI
                                     TORINO, S.p.A.


                                     By: /s/ Luca Saachi
                                         ----------------
                                          Luca Saachi
                                     Its: Assistant Vice President

                                     By: /s/ Carlo Persico
                                         ----------------
                                          Carlo Persico
                                     Its: DGM


                                                       Signature Page For Short
                                                           Term Credit Agreement

                                     CREDIT LYONNAIS

                                     By:  /s/ Scott R. Chappelka
                                          ----------------------
                                           Scott R. Chappelka
                                     Its:  Vice President


                                                       Signature Page For Short
                                                           Term Credit Agreement

                                  SCHEDULE 1.1

                                   Percentages
                     (Short Term Revolving Credit Agreement)



           Lender                 Percentage          Allocations
Comerica Bank                        6.82%              $18,750,000.00
Nations Bank                         6.82%              $18,750,000.00
Credit Lyonnais                      5.91%              $16,250,000.00
Barclays Capital                     5.45%              $15,000,000.00
CoreStates                           5.45%              $15,000,000.00
Fleet Bank                           5.45%              $15,000,000.00
ABN-AMRO                             4.55%              $12,500,000.00
BHF Bank                             4.55%              $12,500,000.00
Bank Hapoalim                        4.55%              $12,500,000.00
Bank Leumi                           4.55%              $12,500,000.00
Bank of America                      4.55%              $12,500,000.00
Bank of Nova Scotia                  4.55%              $12,500,000.00
FNBC                                 4.55%              $12,500,000.00
West LB                              4.55%              $12,500,000.00
PNC Bank                             3.18%               $8,750,000.00
Bank Austria                         2.27%               $6,250,000.00
Bank of New York                     2.27%               $6,250,000.00
Bank of Tokyo-Mitsubishi             2.27%               $6,250,000.00
Banque Nationale de Paris            2.27%               $6,250,000.00
Credit Agricole Indosuez             2.27%               $6,250,000.00
KeyBank National                     2.27%               $6,250,000.00
Association
Mellon Bank                          2.27%               $6,250,000.00
Societe Generale                     2.27%               $6,250,000.00
Wachovia Bank                        2.27%               $6,250,000.00
Kredietbank                          1.36%               $3,750,000.00
Natexis Banque BFCE                  1.36%               $3,750,000.00
San Paolo Bank                       1.36%               $3,750,000.00

                                  SCHEDULE 4.1

                                 PRICING MATRIX

                             Applicable Margin Grid
                          Vishay Intertechnology, Inc.
                $275,000,000 Short Term Revolving Credit Facility

           Basis for Pricing                 LEVEL I          LEVEL II           LEVEL III            LEVEL IV
Leverage Ratio                               <2.0:1.0         >2.0:1.0            >2.5:1.0            >3.0:1.0
                                                                 but                but
                                                              <2.5:1.0            <3.0:1.0
Revolving Credit Facility Fee                 0.125%           0.175%              0.20%               0.25%
Eurocurrency-based Margin                     0.425%           0.475%              0.625%              0.875%
Prime-based Rate Margin                         0                 0                  0                   0

From the Effective Date until the required date of delivery under Section 7.3(c) of the Company's financial statements for the fiscal quarter ending June 30, 1998, the margins and fee percentages shall be those set forth under the Level III column, unless the Leverage Ratio, as determined in financial statements delivered prior to such date, is greater than or equal to 3:1, in which event the margins and fee percentages shall be those set forth under Level IV.

                                  SCHEDULE 13.6



               See Administrative Detail Forms addressed to Agent.